                                                                    EXHIBIT 10.1



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                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                   $57,500,000

                                      AMONG

                  IMAGYN MEDICAL TECHNOLOGIES CALIFORNIA, INC.,
                              DACOMED CORPORATION,
                        ALLSTATE MEDICAL PRODUCTS, INC.,
                          OSBON MEDICAL SYSTEMS, LTD.,
                              MICROSURGE, INC. AND
                              IMAGYN MEDICAL, INC.

                                  AS BORROWERS,

                       IMAGYN MEDICAL TECHNOLOGIES, INC.,

                                  AS GUARANTOR,

                       EACH OF THE FINANCIAL INSTITUTIONS
                          INITIALLY A SIGNATORY HERETO,
                          TOGETHER WITH THOSE ASSIGNEES
                        PURSUANT TO SECTION 11.8 HEREOF,

                                   AS LENDERS,

                                       AND

                           BT COMMERCIAL CORPORATION,

                                    AS AGENT


                           DATED AS OF AUGUST 24, 1998


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

                                TABLE OF CONTENTS

ARTICLE                                                                                   PAGE
-------                                                                                   ----
1       DEFINITIONS..........................................................................2
        1.1    General Definitions...........................................................2
        1.2    Accounting Terms and Determinations..........................................18
        1.3    Other Terms; Headings........................................................18

2       REVOLVING LOANS.....................................................................19
        2.1    Revolving Credit Commitments.................................................19
        2.2    Borrowing of Revolving Loans.................................................19
        2.3    Notice of Request for Lender Revolving Advances..............................20
        2.4    Periodic Settlement of Agent Revolving Advances; Interest and Revolving
               Fees; Statements.............................................................21
        2.5    Sharing of Payments..........................................................22
        2.6    Defaulting Revolving Lenders.................................................22
        2.7    Reliance on Notices; Appointment of Borrower Representative..................23
        2.A.1  Term Loan....................................................................24

3       LETTERS OF CREDIT...................................................................24
        3.1    Issuance of Letters of Credit................................................24
        3.2    Terms of Letters of Credit...................................................25
        3.3    Notice of Issuance...........................................................25
        3.4    Revolving Lenders' Participation.............................................25
        3.5    Payments of Amounts Drawn Under Letters of Credit............................25
        3.6    Payment by Revolving Lenders.................................................26
        3.7    Obligations Absolute.........................................................26
        3.8    Agent's Execution of Applications and Other Issuing Bank Documentation:
               Reliance on Credit Agreement by Issuing Bank.................................26

4       COMPENSATION, REPAYMENT AND REDUCTION OF COMMITMENTS................................26
        4.1    Interest on Revolving Loans..................................................26
        4.1A   Interest on the Term Loan....................................................28
        4.2    Unused Line Fee..............................................................28
        4.3    Letter of Credit Fees........................................................28
        4.4    Interest and Letter of Credit Fees After Event of Default....................28
        4.5    Collateral Monitoring Fee....................................................29
        4.5A   Term Maintenance Payments....................................................29
        4.5B   Term Extension Payment.......................................................29
        4.6    Expenses.....................................................................29

        4.7    Mandatory Repayment of Revolving Loans; Reductions of Revolving
               Commitments..................................................................30
        4.7A   Payment of Term Loan.........................................................31
        4.8    Maintenance of Revolving Loan Account; Statements of Account.................31
        4.9    Intercompany Accounts; Allocation of Revolving Loans.........................32
        4.10   Payment Procedures...........................................................33
        4.11   Collection of Accounts.......................................................33
        4.12   Distribution and Application of Collections and Other Amounts................34
        4.13   Calculations.................................................................34
        4.14   Special Provisions Relating to LIBOR Rate Loans..............................34
        4.15   Indemnification in Certain Events............................................38

5       CONDITIONS PRECEDENT................................................................39
        5.1    Conditions Precedent to Effectiveness of Agreement...........................39
        5.2    Conditions Precedent to All Loans and Letters of Credit......................40

6       REPRESENTATIONS AND WARRANTIES......................................................40
        6.1    Organization and Qualification...............................................40
        6.2    Authority....................................................................41
        6.3    Enforceability...............................................................41
        6.4    No Conflict..................................................................41
        6.5    Consents and Filings.........................................................41
        6.6    Government Regulation........................................................41
        6.7    Solvency.....................................................................42
        6.8    Rights in Collateral; Priority of Liens......................................42
        6.9    Financial Data...............................................................42
        6.10   Locations of Offices, Records and Inventory..................................42
        6.11   Subsidiaries; Ownership of Stock.............................................42
        6.12   No Judgments or Litigation...................................................43
        6.13   No Defaults..................................................................43
        6.14   Labor Matters................................................................43
        6.15   Compliance with Law..........................................................44
        6.16   ERISA........................................................................44
        6.17   Compliance with Environmental Laws...........................................44
        6.18   Intellectual Property........................................................45
        6.19   Licenses and Permits.........................................................45
        6.20   Taxes and Tax Returns........................................................45
        6.21   Material Contracts...........................................................46
        6.22   Accuracy and Completeness of Information.....................................46
        6.23   Year 2000....................................................................46
        6.24   No Change....................................................................46

7       AFFIRMATIVE COVENANTS...............................................................46
        7.1    Financial Reporting..........................................................47
        7.2    Collateral Reporting.........................................................49
        7.3    Notification Requirements....................................................49
        7.4    Corporate Existence..........................................................51
        7.5    Books and Records; Inspections...............................................51
        7.6    Insurance....................................................................51
        7.7    Taxes........................................................................52
        7.8    Compliance with Laws.........................................................52
        7.9    Use of Proceeds..............................................................52
        7.10   Fiscal Year..................................................................52
        7.11   Maintenance of Property......................................................52
        7.12   ERISA Documents..............................................................52
        7.13   Environmental and Other Matters..............................................53
        7.14   Year 2000 Compliance Reports.................................................54
        7.15   Further Assurances...........................................................54

8       NEGATIVE COVENANTS..................................................................54
        8.1    Minimum EBITDA...............................................................54
        8.2    Maximum Account Turnover.....................................................54
        8.3    INTENTIONALLY DELETED........................................................55
        8.4    Capital Expenditures.........................................................55
        8.5    Additional Indebtedness......................................................55
        8.6    Liens........................................................................56
        8.7    Contingent Obligations.......................................................57
        8.8    Sale of Assets...............................................................57
        8.9    Restricted Payments..........................................................57
        8.10   Investments..................................................................58
        8.11   Affiliate Transactions.......................................................58
        8.12   Additional Bank Accounts.....................................................58
        8.13   Additional Negative Pledges..................................................59
        8.14   Additional Subsidiaries......................................................59
        8.15   Employee Benefit Plans.......................................................59

9       EVENTS OF DEFAULT AND REMEDIES......................................................59
        9.1    Events of Default............................................................59
        9.2    Acceleration, Termination of Commitments and Cash Collateralization..........61
        9.2A   Acceleration of Obligations in Respect of Term Loan..........................61
        9.3    Rescission of Acceleration...................................................62
        9.4    Remedies.....................................................................62
        9.5    Right of Setoff..............................................................62
        9.6    License of Use of Software and Other Intellectual Property...................62

         9.7   Application of Proceeds; Surplus; Deficiencies...............................63

10      THE AGENT...........................................................................63
        10.1   Appointment of Agent.........................................................63
        10.2   Nature of Duties of Agent....................................................63
        10.3   Lack of Reliance on Agent....................................................64
        10.4   Certain Rights of the Agent..................................................64
        10.5   Reliance by Agent............................................................64
        10.6   Indemnification of Agent.....................................................65
        10.7   The Agent in its Individual Capacity.........................................65
        10.8   Holders of Notes.............................................................65
        10.9   Successor Agent..............................................................65
        10.10  Collateral Matters...........................................................66
        10.11  Actions with Respect to Defaults.............................................67
        10.12  Delivery of Information......................................................67

11      MISCELLANEOUS.......................................................................68
        11.1   GOVERNING LAW................................................................68
        11.2   SUBMISSION TO JURISDICTION...................................................68
        11.3   SERVICE OF PROCESS...........................................................68
        11.4   JURY TRIAL...................................................................68
        11.5   LIMITATION OF LIABILITY......................................................68
        11.6   Delays.......................................................................69
        11.7   Notices......................................................................69
        11.8   Assignments and Participations...............................................69
        11.9   Confidentiality..............................................................71
        11.10  Indemnification..............................................................71
        11.11  Amendments and Waivers.......................................................72
        11.12  Counterparts and Effectiveness...............................................73
        11.13  Severability.................................................................73
        11.14  Maximum Rate.................................................................73
        11.15  Entire Agreement; Successors and Assigns.....................................74
        11.16  Restatement of Existing Credit Agreement.....................................74

12      CROSS-GUARANTY......................................................................74
        12.1   Cross-Guaranty...............................................................74
        12.2   Waivers by Borrowers.........................................................75
        12.3   Benefit of Guaranty..........................................................75
        12.4   Subordination of Subrogation, Etc............................................75
        12.5   Election of Remedies.........................................................76
        12.6   Limitation...................................................................76
        12.7   Contribution with Respect to Guaranty Obligations............................77
        12.8   Liability Cumulative.........................................................78

ARTICLE                                                                    PAGE


ANNEXES

        Annex I List of Revolving Lenders; Revolving Commitment Amounts; and Applicable Lending Offices

        Annex II                      List of Term Lenders; and Term Commitment
                                      Amounts

SCHEDULES

        Schedule A                          Closing Document List
        Schedule B                          Disclosure Schedules
        Schedule B, Part 6.1                States in which Qualified
        Schedule B, Part 6.9                Contingent Obligations and Other Liabilities
        Schedule B, Part 6.10               Principal Places of Business; Locations of
                                            Collateral
        Schedule B, Part 6.11               Subsidiaries
        Schedule B, Part 6.12               Pending Judgments, Litigation and other Claims
        Schedule B, Part 6.14               Labor Contracts
        Schedule B, Part 6.16               Plans
        Schedule B, Part 6.17               Environmental Matters
        Schedule B, Part 6.20               Tax Matters; Tax Sharing Agreements
        Schedule B, Part 6.21               Material Contracts
        Schedule B, Part 8.5                Existing Indebtedness
        Schedule B, Part 8.6                Existing Liens
        Schedule B, Part 8.10               Existing Investments
        Schedule B, Part 8.12               Disbursement Accounts

EXHIBITS

        Exhibit A                           Form of Borrowing Base Certificate
        Exhibit B                           Form of Collateral Access Agreement
        Exhibit C                           Form of Notice of Borrowing
        Exhibit D                           Form of Omnibus Amendment to Security
                                            Agreements
        Exhibit E                           Form of Revolving Note
        Exhibit F                           Form of Term Note
        Exhibit G                           Form of Compliance Certificate
        Exhibit H                           Form of Assignment and Assumption Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT


        THIS AMENDED AND RESTATED CREDIT AGREEMENT ("Credit Agreement") is entered into as of August 24, 1998, among IMAGYN MEDICAL TECHNOLOGIES CALIFORNIA, INC., a California corporation ("Imagyn California"), DACOMED CORPORATION, a Minnesota corporation ("Dacomed"), ALLSTATE MEDICAL PRODUCTS, INC., a Minnesota corporation ("Allstate"), OSBON MEDICAL SYSTEMS, LTD., a Georgia corporation ("Osbon"), MICROSURGE, INC., a Delaware corporation ("Microsurge"), IMAGYN MEDICAL, INC., a Delaware corporation ("Imagyn Delaware") (Imagyn California, Dacomed, Allstate, Osbon, Microsurge and Imagyn Delaware are sometimes collectively hereinafter referred to as the "Borrowers" and individually as a "Borrower"), IMAGYN MEDICAL TECHNOLOGIES, INC., a Delaware corporation ("Guarantor"); each financial institution identified on Annex I (together with its successors and assigns, hereinafter referred to individually as a "Revolving Lender" and collectively as the "Revolving Lenders") and each of the financial institutions identified on Annex II (together with its successors and assigns, hereinafter referred to individually as a "Term Lender" and collectively as the "Term Lenders"); and BT COMMERCIAL CORPORATION, a Delaware corporation (in its individual capacity, "BTCC"), acting in its capacity as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H:

        WHEREAS, the Borrowers, the Guarantor, the Revolving Lender and the Agent are parties to a Credit Agreement dated as of December 30, 1997, as amended by certain letter agreements (collectively, the "Existing Credit Agreement"), pursuant to which the Revolving Lender made available to the Borrowers a credit facility in the aggregate amount of $43,600,000;

        WHEREAS, the Borrowers have requested, and the Term Lenders have agreed, subject to the terms and conditions hereof, to provide a Term Loan facility in the amount of $14,500,000;

        WHEREAS, this Agreement shall become effective upon the date (the "Closing Date") on which it has been executed by the Borrowers, the Guarantor, the Lenders and the Agent and the conditions precedent set forth in Section 5.1 have been satisfied or waived;

        NOW, THEREFORE, it is agreed as follows:

                                    ARTICLE 1

                                  DEFINITIONS

        1.1    GENERAL DEFINITIONS.

        ACCOUNT has the meaning set forth in the Security Agreement.

        AFFILIATE of a Person means another Person who directly or indirectly controls, is controlled by, is under common control with or is a director or officer of such Person.

        AGENT REVOLVING ADVANCES has the meaning set forth in Section 2.2.

        ASSET DISPOSITION has the meaning set forth in Section 8.8.

        APPLICABLE LENDING OFFICE means, with respect to each Revolving Lender, such Revolving Lender's LIBOR Lending Office in the case of a LIBOR Rate Loan, and such Revolving Lender's Domestic Lending Office in the case of a Prime Rate Loan.

        ASSIGNMENT AND ASSUMPTION AGREEMENT has the meaning set forth in Section 11.8.

        AUDITORS means a nationally recognized firm of independent public accountants selected by the Guarantor and satisfactory to the Agent in its sole discretion; provided, that, for purposes of this Credit Agreement, the firm of Deloitte & Touche shall be deemed to be satisfactory to the Agent.

        BANKRUPTCY CODE means Title 11 of the U.S. Code (11 U.S.C. " 101 et seq.), as amended from time to time, and any successor statute.

        BENEFIT PLAN means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which the Borrowers, any of their respective Subsidiaries or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

        BORROWER REPRESENTATIVE means the Guarantor in its capacity as Borrower Representative pursuant to the provision of Section 2.7.

        BORROWING means a borrowing of Revolving Loans of the same Type by the Borrowers on a pro rata basis from each of the Revolving Lenders on a given date (whether pursuant to Section 2.2 or resulting from continuations or conversions of Revolving Loans on a given date pursuant to Sections 4.14(a) and (b), respectively) having, in the case of LIBOR Loans, the same Interest Period.

        BORROWING BASE means, at any time, the sum at such time of:

               (a) eighty percent (80%) of Eligible Accounts Receivable, plus

               (b) $39,000,000, which amount shall automatically and permanently be reduced in an amount equal to the positive difference between (i) net cash proceeds received by the Guarantor, the Borrowers, or any of their respective Subsidiaries, from any Asset Dispositions described in
        Section 8.8(iv) during the term hereof, at the time received, and (ii) the amount thereof used to repay certain of the Revolving Fees in accordance with Section 4.7(b) hereof.

        In addition, the Agent, in the exercise of its Permitted Discretion, may
(i) establish and increase or decrease reserves against Eligible Accounts Receivable, (ii) reduce the advance rates provided for in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the date of this Credit Agreement, and (iii) impose additional restrictions (or eliminate the same) to the standards of eligibility set forth in the definition of "Eligible Accounts Receivable."

        BORROWING BASE CERTIFICATE means the certificate of the Borrowers concerning the Borrowing Base to be provided under Section 7.2, substantially in the form of Exhibit A hereto.

        BT ACCOUNT has the meaning set forth in Section 4.11.

        BUSINESS DAY means any day that is not a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois are required or permitted by law to be closed and, when used in connection with LIBOR Rate Loans, this definition will also exclude any day on which commercial banks are not open for dealing in United States dollar deposits in the London (U.K.) interbank market.

        CAPITAL EXPENDITURES means, for any Person for any period, the sum of all expenditures capitalized by such Person for financial statement purposes in accordance with GAAP during such period (whether payable in cash or other property or accrued as a liability), including the capitalized portion of capital leases and that portion of Investments made by such Person allocable to property, plant or equipment. Capital Expenditures shall exclude proceeds of a casualty loss applied to the repair or replacement of the property affected by the casualty loss. "Casualty loss," as used herein, means, for any Person, (i) the loss, damage, or destruction of any asset or property owned or used by such Person, (ii) the condemnation, confiscation, or other taking, in whole or in part, of any such asset or property, or (iii) the diminishment of the use of any such asset or property so as to render impracticable or unreasonable the use thereof for its intended purpose.

        CASH EQUIVALENTS means either of the following, so long as the same are maintained in accounts in which the Agent has a perfected security interest: (i) securities issued, guarantied or insured by the United States, or any of its agencies and having maturities of not more than one year; and (ii) certificates of deposit having maturities of not more than one year issued by a United States national or state chartered commercial bank of recognized standing whose combined capital and unimpaired surplus is in excess of $200,000,000 and whose short-term commercial paper rating, or that of its parent holding company, is at least "A-1" or the equivalent by S&P and at least "Prime-1" or the equivalent by Moody's.

        CHANGE OF CONTROL means the occurrence of any of the following: (i) Mr. Charles Laverty, the Chairman of the Guarantor, (x) ceases to remain in the employ of the Guarantor in his current capacity or in some other executive capacity or (y) ceases to "beneficially own" (such term having the meaning ascribed to it pursuant to Section 13(3) of the United States Securities Exchange Act of 1934) at least his current stock ownership (including securities which may be exchanged for, converted into or exercised for shares of stock) in the Guarantor, provided that he may sell, during each of the Guarantor's fiscal quarters, up to 25,000 shares of such stock ownership; (ii) individuals who constituted the Board of Directors of Guarantor or any Borrower on the Closing Date (together with any new directors whose proposal for election by the shareholders of Guarantor or any Borrower was approved by a vote of 51% of the directors of Guarantor or such Borrower then still in office who either were directors on the Closing Date or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the members of the Board of Directors of Guarantor or such Borrower still in office; (iii) Guarantor or any Borrower conveys, transfers or leases all or substantially all of its assets to any Person, other than to another Borrower or the Guarantor; or (iv) the approval by stockholders of Guarantor or any Borrower of any plan or proposal for the liquidation, dissolution or winding up of Guarantor or any such Borrower, except for a liquidation, dissolution or winding up involving the transfer of all assets and operations from one Borrower to another.

        CLOSING DATE has the meaning set forth in the Recitals.

        CLOSING DOCUMENT LIST has the meaning set forth in Section 5.1.

        CODE has the meaning set forth in Section 1.3.

        COLLATERAL means the Accounts, Inventory and other real and personal property identified in the Collateral Documents as security for the Obligations.

        COLLATERAL ACCESS AGREEMENT means an agreement substantially in the form of Exhibit B hereto pursuant to which a mortgagee or lessor of real property on which Collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory, acknowledges the Liens of the Agent and, in the case of any such agreement with a mortgagee or lessor, permits the Agent access to and use of such real property for a reasonable amount of time following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

        COLLATERAL DOCUMENTS means, collectively, the Security Agreements (as reaffirmed and modified by the Omnibus Amendment), the Mortgages and all other contracts, instruments and other documents pursuant to which Liens are now or hereafter granted to the Agent to secure any or all of the Obligations.

        COLLATERAL MONITORING FEE has the meaning set forth in Section 4.5.

        COLLECTIONS means all cash, funds, checks, notes, instruments and any other form of remittance tendered by account debtors in payment of Accounts.

        COMMITMENTS means, collectively, the Revolving Commitments and the Term Commitments.

        CONSOLIDATED ENTITY means the Guarantor and those of its Subsidiaries (including the Borrowers and their respective Subsidiaries) consolidated with it for purposes of financial reporting.

        CONSOLIDATED NET INCOME means the consolidated net income of the Consolidated Entity, but excluding, in any event, any licensing or royalty fee income arising out of a license of intellectual property where title thereto is transferred to the licensee at the end of the license term substantially in consideration of the aggregate license or royalty fees paid over the term thereof.

        CONTINGENT OBLIGATION means, with respect to any Person, any direct, indirect, contingent or non-contingent guaranty or obligation of such Person for the Indebtedness of another Person, except for endorsements in the ordinary course of business.

        CREDIT AGREEMENT has the meaning set forth in the preamble.

        CREDIT DOCUMENTS means, collectively, this Credit Agreement, the Notes, the Letters of Credit, the Guaranty, each of the Collateral Documents and all other documents, agreements and instruments now, heretofore or hereafter executed in connection herewith or therewith, in each case as modified, amended, extended, restated or supplemented from time to time.

        CREDIT PARTIES means, collectively, the Guarantor, the Borrowers and each other party to any of the Credit Documents (other than the Lenders, the Agent or the Issuing Bank).

        DEFAULT means an event, condition or default which with the giving of notice, the passage of time or both would be an Event of Default.

        DEFAULTING REVOLVING LENDER has the meaning set forth in Section 2.6.

        DISBURSEMENT ACCOUNT means the operating account of the Borrower Representative maintained with the Disbursement Account Bank.

        DISBURSEMENT ACCOUNT BANK means Bankers Trust Company or any other financial institution selected from time to time by the Agent and reasonably acceptable to the Borrower Representative.

        DOMESTIC LENDING OFFICE means, with respect to any Revolving Lender, the office of such Revolving Lender specified as its "Domestic Lending Office" on Annex I, as such annex may be amended from time to time, which office shall in any event be located in the United States.

        EBITDA means, for any period, the Consolidated Net Income of the Consolidated Entity (excluding extraordinary items, including one-time restructuring charges) for such period, plus (a) all Interest Expense, income tax expense, depreciation and amortization (including amortization of any goodwill or other intangibles) for such period; minus (b) gains and losses attributable to any fixed asset sales; plus or minus (c) any other non-cash charges or gains which have been subtracted or added in calculating Consolidated Net Income.

        ELIGIBLE ACCOUNTS RECEIVABLE means Accounts of a Borrower deemed by the Agent in the exercise of its Permitted Discretion to be eligible for inclusion in the calculation of the Borrowing Base. In determining the amount to be so included, the face amount of such Accounts shall be reduced by the amount of all returns, discounts, deductions, claims, credits, charges, or other allowances. Unless otherwise approved in writing by the Agent, no Account shall be deemed to be an Eligible Account Receivable if:

                (a) it arises out of a sale made by a Borrower to an Affiliate;
        or

                (b) its payment terms are longer than sixty (60) days from date of invoice; or

                (c) except to the extent provided in the following subsection
        (d), it is unpaid more than ninety (90) days after the original date of invoice; or

                (d) to the extent such Account is due and owing from certain account debtors of Borrowers' surgical and gynecology divisions, as determined by Agent in its sole discretion, it is unpaid more than one hundred fifty (150) days after the original date of invoice; or

                (e) it is from the same account debtor or its Affiliate and fifty percent (50%) or more of all Accounts from that account debtor (and its Affiliates) are ineligible under (c) above; or

                (f) when aggregated with all other Accounts of an account debtor whose outstanding Accounts equal or exceed $1,000,000 at the time of determination, the Account exceeds twenty percent (20%) in face value of all Accounts of such Borrower then outstanding, to the extent of such excess, unless supported by an irrevocable letter of credit satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Agent; or

                (g) the account debtor for the Account is a creditor of such Borrower, has or has asserted a right of setoff against such Borrower, has disputed its liability or made any claim with respect to the Account or any other Account which has not been resolved, but in each of the foregoing cases, solely to the extent of the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be; or

                (h) the account debtor is (or its assets are) the subject of an Insolvency Event; or

                (i) the Account is not payable in United States dollars or the account debtor for the Account is located outside the continental United States, unless the Account is supported by an irrevocable letter of credit or other credit support satisfactory to the Agent (as to form, substance and issuer) and, if requested by Agent, assigned to and directly drawable by the Agent; or

                (j) the sale to the account debtor is on a bill-and-hold, guarantied sale, sale- and-return, sale on approval or consignment basis or made pursuant to any other written agreement providing for repurchase or return; or

                (k) the Agent determines by its own credit analysis that collection of the Account is uncertain or the Account may not be paid; or

                (l) the account debtor is the United States of America or any department, agency or instrumentality thereof, unless such Borrower duly assigns its rights to payment of such Account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. " 3727 et seq.); or

                (m) the goods giving rise to such Account have not been shipped and delivered to and accepted by the account debtor, the services giving rise to such Account have not been performed and accepted or the Account otherwise does not represent a final sale; or

                (n) the Account does not comply with all Requirements of Law, including, without limitation, the Federal Consumer Protection Act, the Federal Truth-in-Lending Act and Regulation Z; or

                (o) the Account is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the applicable account debtor; or

                (p) the Account is not subject to a valid and perfected first priority Lien in favor of the Agent or does not otherwise conform to the representations and warranties contained in the Credit Documents.

        EMPLOYEE BENEFIT PLAN has the meaning set forth in Section 3(3)g of ERISA.

        ERISA means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. " 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

        ERISA AFFILIATE means any entity required to be aggregated with the Guarantor or any of its Subsidiaries under Sections 414 (b), (c), (m) or (o) of the Internal Revenue Code.

        EVENT OF DEFAULT has the meaning set forth in Article 9.

        EXISTING CREDIT AGREEMENT has the meaning set forth in the recitals hereto.

        EXPENSES means all reasonable costs and expenses of the Agent and Lenders incurred in connection with the Credit Documents and the transactions contemplated therein, including, without limitation, (i) the costs of conducting record searches, examining collateral, opening bank accounts and lockboxes, depositing checks, and receiving and transferring funds (including charges for checks for which there are insufficient funds), (ii) the reasonable fees and expenses of legal counsel and paralegals (including the allocated cost of internal counsel and paralegals), accountants, appraisers and other consultants, experts or advisors retained by the Agent, (iii) reasonable fees and expenses of legal counsel and paralegals incurred in connection with the matters relating to assignments of or sales of participations in the Loans, including, without limitation, the documentation of any such transaction, (iv) the cost of title insurance premiums, real estate survey costs, and fees and taxes in connection with the filing of financing statements, and (v) the costs of preparing and recording Collateral Documents, releases of Collateral, and waivers, amendments, and terminations of any of the Credit Documents, and (vi) an amount equal to any premium paid by the Revolving Lenders to acquire all of the outstanding Term Loan from the Term Lenders pursuant to the call option granted to the Revolving Lenders by the Term Lenders pursuant to the Intercreditor Agreement of even date herewith (the "Intercreditor Agreement") a copy of which has been provided to the Borrower Representative. Expenses also means all reasonable costs and expenses (including the reasonable fees and expenses of legal counsel and other professionals) paid or incurred by the Agent and any Lender (i) during the continuance of an Event of Default, (ii) in enforcing or defending its rights under or in respect of this Credit Agreement, the other Credit Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (iii) in collecting the Loans,
(iv) in foreclosing or otherwise collecting upon the Collateral or any part thereof and (v) in obtaining any legal, accounting or other advice in connection with any of the foregoing.

        EXPIRATION DATE means December 30, 1998; provided, however, that so long as no Event of Default has occurred prior to December 30, 1998, by agreement of the parties hereto, the Expiration Date shall be extended to December 30, 1999; and provided further, that so long as no Event of Default has occurred after December 30, 1998, by agreement of the parties hereto, the Expiration Date shall be extended to, but not beyond, December 30, 2000.

        FEDERAL FUNDS RATE means, for any period, a fluctuating interest rate per annum for each day during such period equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

        FEDERAL RESERVE BOARD means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

        FINANCIAL STATEMENTS means the consolidated and consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholder's equity of the Consolidated Entity for the period specified, prepared in accordance with GAAP and consistently with prior practices.

        GAAP means generally accepted accounting principles in the United States as in effect from time to time.

        GOVERNING DOCUMENTS means certificates or articles of incorporation, by-laws and other similar organizational or governing documents.

        GOVERNMENTAL AUTHORITY means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        GUARANTEES mean collectively the guaranty executed by Guarantor on December 30, 1997, and the Continuing Limited Guaranty executed by Charles Laverty dated July 10, 1998..

        HIGHEST LAWFUL RATE means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on such Obligations, under the laws of the State of Illinois (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Credit Agreement and the other Credit Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under Illinois (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Credit Agreement and any other Credit Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

        INDEBTEDNESS of a Person means, without duplication, (a) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), whether on open account or evidenced by a note, bond, debenture or similar instrument, (b) obligations under capital leases, (c) reimbursement obligations for letters of credit, banker's acceptances or other credit accommodations, (d) liabilities, as determined by the Agent, under any Interest Rate Agreement, (e) Contingent Obligations and (f) Indebtedness secured by any Lien on any property of that Person, even if that Person has not assumed such Indebtedness.

        INFORMATION SYSTEMS AND EQUIPMENT means all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Guarantor, any Borrower or any of their respective Subsidiaries, including through third-party service providers, and which are integral to the Guarantor's, any Borrower's or any of their respective Subsidiaries' conduct of their business.

        INSOLVENCY EVENT means, with respect to any Person, the occurrence of any of the following: (a) such Person shall be adjudicated insolvent or bankrupt, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, (b) the voluntary commencement of any proceeding or the filing of any petition under any bankruptcy, insolvency or similar law,
(c) the seeking of dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, (d) the filing of any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, (e) such Person shall make a general assignment for the benefit of its creditors, or shall consent to or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business. Insolvency Event shall also mean, with respect to any Person, the occurrence of any of the following: an involuntary proceeding or involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar law seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petitions shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within thirty
(30) days after commencement, filing, or levy, as the case may be, or any order for relief shall be entered in any such proceeding.

        INTEREST EXPENSE means the aggregate consolidated expense of the Consolidated Entity for interest on Indebtedness, including, without limitation, amortization of original issue discount, incurrence fees (to the extent included in interest expense), the interest portion of any deferred payment obligation and the interest component of any capital lease obligation.

        INTEREST PERIOD means, for any LIBOR Rate Loan, the period commencing on the date of such Borrowing and ending on the last day of the period selected by the Borrower Representative pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, in each case as the Borrower Representative may, in an appropriate Notice of Borrowing, Notice of Continuation or Notice of Conversion, select; provided, that the Borrower Representative may not select any Interest Period that ends after the Expiration Date. Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

        INTEREST RATE AGREEMENT means any interest rate protection or hedge agreement, including, without limitation, interest rate future, option, swap, and cap agreements.

        INTERNAL REVENUE CODE means the Internal Revenue Code of 1986, amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

        INVENTORY has the meaning set forth in the Security Agreement.

        INVESTMENT means all expenditures made and all liabilities incurred (contingently or otherwise) for or in connection with the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or acquisition of substantially all the assets of, a Person. In determining the aggregate amount of Investments outstanding at any particular time, (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and outstanding; (ii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iii) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise; and
(iv) there shall not be deducted from the aggregate amount of Investments any decrease in the market value thereof.

        ISSUING BANK means Bankers Trust Company or any Revolving Lender or other financial institution that is acceptable to the Agent and the Borrowers which may at any time issue or be requested to issue a Letter of Credit for the account of a Borrower.

        ISSUING BANK FEES has the meaning set forth in Section 4.3(b).

        L/C FACING FEE has the meaning set forth in Section 4.3(a).

        LENDER means any of the Revolving Lenders or the Term Lenders.

        LETTER OF CREDIT FEE has the meaning set forth in Section 4.3(a).

        LETTER OF CREDIT OBLIGATIONS means the sum of the aggregate undrawn face amount of all Letters of Credit outstanding, plus the aggregate amount of all drawings under Letters of Credit for which a Borrower has not reimbursed the Issuing Bank, plus the aggregate amount of all payments made by Revolving Lenders to the Issuing Bank for their participations in Letters of Credit, for which a Borrower has not reimbursed the Revolving Lenders.

        LETTER OF CREDIT REQUEST has the meaning set forth in Section 3.3.

        LETTERS OF CREDIT means all letters of credit issued for the account of the Borrowers under Article 3 and all amendments, renewals, extensions or replacements thereof.

        LIBOR LENDING OFFICE means, with respect to any Revolving Lender, the office of such Revolving Lender specified as its "LIBOR Lending Office" opposite its name on Annex I, as such annex may be amended from time to time (or, if no such office is specified, its Domestic Lending Office).

        LIBOR RATE means, with respect to any Interest Period for each LIBOR Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a whole multiple of one-sixteenth (1/16) of one percent (1.00%) of the offered quotation, if any, to first class banks in the London (U.K.) interbank market by Bankers Trust Company for United States dollar deposits of amounts in immediately available funds comparable to the principal amount of the LIBOR Rate Loan of BTCC for which the LIBOR Rate is being determined with maturities comparable to the Interest Period for which such LIBOR Rate will apply as of approximately 10:00 a.m. Chicago time two (2) Business Days prior to the commencement of such Interest Period.

        LIBOR RATE LOAN means a Revolving Loan that bears interest as provided in Section 4.l(b) hereof.

        LIEN means any lien, claim, charge, pledge, security interest, assignment, hypothecation, deed of trust, mortgage, lease, conditional sale, retention of title, or other preferential arrangement having substantially the same economic effect as any of the foregoing, whether voluntary or imposed by law.

        LOAN means any Revolving Loan or any Term Loan.

        LOCKBOXES has the meaning set forth in Section 4.11.

        LOCKBOX ACCOUNT has the meaning set forth in Section 4.11.

        LOCKBOX AGREEMENTS has the meaning set forth in Section 4.11.

        LOCKBOX BANKS has the meaning set forth in Section 4.11.

        MAJORITY LENDERS means, at any time, those Lenders holding in the aggregate more than fifty percent (50%) of the total Commitments, or if the Commitments are terminated, those Lenders owed more than fifty percent (50%) of the Loans and Letter of Credit Obligations then outstanding.

        MAJORITY TERM LENDERS means those Term Lenders owed more than fifty percent (50%) of the Term Loan then outstanding.

        MAJORITY REVOLVING LENDERS means those Revolving Lenders holding in the aggregate more than fifty percent (50%) of the total Revolving Commitments, or if the Revolving Commitments are terminated, those Revolving Lenders owed more than fifty percent (50%) of the Revolving Loans and Letter of Credit Obligations then outstanding.

        MATERIAL ADVERSE EFFECT means a material adverse effect on (i) the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of the Credit Parties taken as a whole, (ii) the ability of any Credit Party to perform its obligations under the Credit Documents to which it is a party, or the ability of the Agent or the Lenders to enforce the Obligations or realize upon the Collateral, or (iii) the value of the Collateral, or the amount which the Agent or the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral.

        MATERIAL CONTRACT means any contract or other arrangement to which the Borrowers or any of their respective Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

        MOODY'S means Moody's Investors Services, Inc., or any successor thereto.

        MORTGAGES means each mortgage, deed of trust or similar security agreement in form reasonably satisfactory to Agent, made or to be made by one or more Borrowers having an interest in real property to be encumbered, in favor of Agent to secure the Obligations.

        MULTIEMPLOYER PLAN means a "multiemployer plan" (as defined in Section 4001(a) (3) of ERISA) to which the Guarantor, any of its Subsidiaries or any ERISA Affiliate has contributed within the past six years or with respect to which the Guarantor or any of its Subsidiaries could reasonably be expected to incur any liability.

        NOTE means any Revolving Note or Term Note.

        NOTICE OF BORROWING means an irrevocable and binding notice delivered by the Borrower Representative to the Agent either by telephone or by facsimile transmission (and if by telephone, confirmed in writing), of the Borrower Representative's request for a Borrowing, which notice shall be substantially in the form of Exhibit C hereto.

        NOTICE OF CONTINUATION has the meaning set forth in Section 4.14(a).

        NOTICE OF CONVERSION has the meaning set forth in Section 4.14(b).

        OBLIGATIONS means the unpaid principal and interest hereunder (including interest accruing on or after the occurrence of an Insolvency Event) in respect of Loans, reimbursement obligations under Letters of Credit, Revolving Fees, Term Payments, Expenses and all other obligations and liabilities of the Borrowers to the Agent, the Issuing Bank or to the Lenders under this Credit Agreement, the Notes, or any other Credit Document.

        OMNIBUS AMENDMENT means the Omnibus Amendment to Security Agreements substantially in the form of Exhibit D hereto.

        PERMITTED DISCRETION means the Agent's judgment exercised in good faith and not in an irrational manner based upon its consideration of any factor which the Agent believes in good faith could materially adversely affect the value of any Collateral, including any Inventory or Accounts or the amount which the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral. In exercising such judgment, the Agent may consider such factors which are already included in or tested by the definition of Eligible Accounts Receivable, as well as any of the following: (i) the financial and business climate of the Borrowers' industry and general macroeconomic conditions, (ii) changes in collection history and dilution with respect to the Accounts, (iii) changes in levels of backlog of firm purchase orders and demand for, and pricing of, Inventory, (iv) changes in any concentration of risk with respect to Accounts and Inventory, and (v) any other factors that change the credit risk of lending to any of the Borrowers on the security of the Accounts and Inventory.

        PERMITTED LIENS means the Liens referred to in clauses (a) through (i) of Section 8.6.

        PERSON means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or government (including any division, agency or department thereof), and its successors, heirs and assigns.

        PLAN means any Benefit Plan, Multiemployer Plan, or Retiree Health Plan, or any Employee Benefit Plan, fund, program or arrangement, whether oral or written, maintained or contributed to by the Guarantor or any of its Subsidiaries, or with respect to which any of them could reasonably be expected to incur liability.

        PRIME LENDING RATE means the rate which Bankers Trust Company announces as its prime lending rate, from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers

Trust Company and each of the Lenders may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

        PRIME RATE LOAN means a Revolving Loan that bears interest as provided in Section 4.1(a) hereof.

        PROPORTIONATE SHARE of a Revolving Lender means a fraction, expressed as a percentage, obtained by dividing its Revolving Commitment by the Revolving Line of Credit or, if the Revolving Commitments are terminated, by dividing its then outstanding Revolving Loans and Letter of Credit participations by the then outstanding aggregate Revolving Loans and Letter of Credit Obligations.

        PURCHASE MONEY LIENS has the meaning set forth in Section 8.5(f).

        REGISTER has the meaning set forth in Section 11.8(d).

        REGULATION D means Regulation D of the Federal Reserve Board, as in effect from time to time.

        REGULATION T means Regulation T of the Federal Reserve Board, as in effect from time to time.

        REGULATION U means Regulation U of the Federal Reserve Board, as in effect from time to time.

        REGULATION Z means Regulation Z of the Federal Reserve Board, as in effect from time to time.

        REPORTABLE EVENT means any of the events described in Section 4043 of ERISA and the regulations thereunder.

        REQUIREMENT OF LAW means, with respect to any Person, (a) the Governing Documents of such Person, (b) any law, treaty, rule or regulation or determination of an arbitrator, court or other Governmental Authority binding on such Person, or (c) any franchise, license, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

        RETIREE HEALTH PLAN means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, and any other plan, program or arrangement, whether oral or written, that provides benefits to persons after termination of employment, other than as required by Section 601 of ERISA.

        REVOLVING COMMITMENT of a Revolving Lender means such Revolving Lender's commitment, on the terms and subject to the conditions set forth herein, to make Revolving Loans and to participate in Letters of Credit, up to the amount set forth below its name on Annex I, as such amount may be reduced from time to time in accordance with the terms and provisions of this Credit Agreement.

        REVOLVING FEES means, collectively, the Unused Line Fee, the Letter of Credit Fees, the L/C Facing Fee, the Issuing Bank Fees, the Collateral Monitoring Fee, and the fee provided for in that certain letter dated on or about the date hereof among BTCC, the Borrowers and Guarantor (the "Fee Letter").

        REVOLVING LENDER has the meaning set forth in the recitals hereto.

        REVOLVING LENDER ADVANCES has the meaning set forth in Section 2.2.

        REVOLVING LINE OF CREDIT means the aggregate revolving line of credit extended pursuant to this Credit Agreement by the Revolving Lenders to the Borrowers for Revolving Loans and Letters of Credit, in an amount up to $43,000,000, as such amount may be reduced from time to time pursuant to the respective terms and provisions hereof.

        REVOLVING LOAN ACCOUNT has the meaning set forth in Section 4.8.

        REVOLVING LOANS has the meaning set forth in Section 2.1.

        REVOLVING NOTE means a promissory note of the Borrowers payable to the order of any Revolving Lender, substantially in the form of Exhibit E hereto, as amended, restated, supplemented or otherwise modified from time to time, and including all Notes issued in replacement of, or in substitution or exchange for, any Revolving Note.

        REVOLVING SETTLEMENT DATE has the meaning set forth in Section 2.4(a).

        S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

        SECURITY AGREEMENTS mean the Security Agreement, the Patent and License Security Agreements, the Trademark and License Security Agreement, and the Pledge Agreement, all dated December 30, 1997 and executed by the Guarantor in favor of the Agent, and the Security Agreement, the Patent and License Security Agreement, and the Trademark and License Security Agreement, all dated December 30, 1997 and executed by the Borrowers in favor of the Agent.

        SUBSIDIARY of a Person means a corporation or other entity in which that Person directly or indirectly owns or controls the shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or appoint other managers of such corporation or other entity.

        TERM COMMITMENT of a Term Lender means such Term Lender's Commitment, on the terms and subject to the conditions set forth herein, to make that portion of the Term Loan on the Closing Date in the original principal amount set forth below its name on Annex II.

        TERM EXTENSION PAYMENT has the meaning set forth in Section 4.5B.

        TERM PAYMENTS means, collectively, the Term Extension Payment, the Term Maintenance Fee and the other payments provided for in that certain letter agreement dated the date hereof among the Term Lenders, the Borrowers and the Guarantor (the "Term Payment Letter").

        TERM LENDERS has the meaning set forth in the recitals hereto.

        TERM LOAN has the meaning set forth in Section 2A.1.

        TERM MAINTENANCE PAYMENTS has the meaning set forth in Section 4.5A.

        TERM NOTE means, collectively, each promissory note of the Borrowers payable to the order of any Term Lender, substantially in the form of Exhibit F, as amended, restated, supplemented or otherwise modified from time to time, and including all Notes issued in replacement of, or in substitution or exchange for, any Term Note.

        TERMINATION EVENT means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of the Guarantor, any of its Subsidiaries or any ERISA Affiliate from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a) (2) of ERISA); (iii) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA); (iv) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Benefit Plan or Multiemployer Plan; (v) any event or condition (a) which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal, within the meaning of Sections 4203 and 4205 of ERISA, of the Guarantor, the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan.

        TYPE means a LIBOR Rate Loan or a Prime Rate Loan.

        UNUSED LINE FEE has the meaning set forth in Section 4.2.

        YEAR 2000 COMPLIANT means that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs today and shall not otherwise materially impair the accuracy or functionality of Information Systems and Equipment

        1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the Financial Statements referred to in Section 6.9. All accounting determinations for purposes of determining compliance with the financial covenants contained in Article 8 shall be made in accordance with GAAP as in effect on the Closing Date and applied on a basis consistent in all material respects with the audited Financial Statements delivered to the Agent on or before the Closing Date. The Financial Statements required to be delivered hereunder from and after the Closing Date, and all financial records, shall be maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited Financial Statements delivered to the Agent on or before the Closing Date, the certificates required to be delivered pursuant to Section
7.1 demonstrating compliance with the covenants contained herein shall include, at the election of the Borrowers or upon the request of the Majority Lenders, calculations setting forth the adjustments necessary to demonstrate how the Borrowers are in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

        1.3 OTHER TERMS; HEADINGS. Terms used herein and not otherwise defined in Article 1 that are defined in the Uniform Commercial Code in effect in the State of Illinois (the "Code") shall have the meanings given in the Code. Each of the words "hereof," "herein," and "hereunder" refer to this Credit Agreement as a whole. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in accordance with Section 11.11 hereof. References to Articles, Sections, Annexes, Schedules, and Exhibits are internal references to this Credit Agreement, and to its attachments, unless otherwise specified. The headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Credit Agreement.

                                    ARTICLE 2

                                 REVOLVING LOANS

        2.1 REVOLVING CREDIT COMMITMENTS. Subject to the terms and conditions set forth in this Credit Agreement, and in reliance on the representations and warranties of the Borrowers set forth herein, on and after the Closing Date and to and excluding the Expiration Date, each Revolving Lender severally agrees (i) on the Closing Date, to convert the Revolving Loans outstanding and owed under the Existing Credit Agreement into Revolving Loans under this Credit Agreement, and (ii) to make loans and advances to the Borrowers (each a "Revolving Loan") in an amount not to exceed at any time its Proportionate Share of the lesser at such time of the Revolving Line of Credit and the Borrowing Base MINUS, in each case, the then outstanding Letter of Credit Obligations.

        2.2 BORROWING OF REVOLVING LOANS. Revolving Loans may be made available to the Borrowers directly by the Revolving Lenders ("Revolving Lender Advances") or, in the circumstances described in Section 2.2(b), from the Agent acting on behalf of the Revolving Lenders ("Agent Revolving Advances").

               (a) REVOLVING LENDER ADVANCES. Subject to the determination by the Agent and the Revolving Lenders that the conditions for borrowing contained in Section 5.2 are satisfied, upon receipt of a Notice of Borrowing from the Borrower Representative received by the Agent before noon Chicago time on a Business Day, Revolving Lender Advances of Revolving Loans may be made to the extent of each Revolving Lender's Proportionate Share of the requested Borrowing. Each Notice of Borrowing shall specify whether the requested Borrowing is of Prime Rate Loans or LIBOR Rate Loans.

               (b) AGENT REVOLVING ADVANCES. The Agent is authorized by the Revolving Lenders, but is not obligated, to make Agent Revolving Advances upon a receipt of any Notice of Borrowing received by the Agent before 2:00 P.M. Chicago time on a Business Day. Agent Revolving Advances shall be subject to periodic settlement with the Revolving Lenders under Section 2.4. Agent Revolving Advances may be made only in the following circumstances:

                        (i) NORMAL COURSE AGENT REVOLVING ADVANCES. For
                administrative convenience, the Agent may, but is not obligated, to make Agent Revolving Advances up to the amount available for borrowing under Section 2.1 in reliance upon the actual or deemed representations of the Borrowers under Section 5.2 that the conditions for borrowing are satisfied.

                        (ii) OTHER AGENT REVOLVING ADVANCES. When the conditions
                for borrowing under Section 5.2 cannot be fulfilled, and notwithstanding the Borrowing Base limitation of Section 2.1, the Agent may, but is not obligated, to continue to make Agent Revolving Advances for seven (7) Business Days or until sooner instructed by the Majority Revolving Lenders to cease, in an aggregate amount at any time not to exceed $1,500,000.

               (c) DISBURSEMENT OF REVOLVING LOANS. The proceeds of Revolving Loans shall be transmitted: (x) in the circumstances described in
        Section 3.5, by the Agent directly to the Issuing Bank, and (y) in all other circumstances, by the Agent or Revolving Lenders, as the case may be, to the Disbursement Account.

               (d) NOTICES OF BORROWING. Notices of Borrowing may be given under this Section by telephone or facsimile transmission, and, if by telephone, promptly confirmed in writing. The Borrower Representative shall specify in each Notice of Borrowing whether the conditions for the requested Borrowing are satisfied. The Borrower Representative may request one or more Borrowings of Revolving Loans constituting Prime Rate Loans on the same Business Day. Each Notice of Borrowing for LIBOR Rate Loans shall be given not later than noon Chicago time on the third Business Day prior to the proposed Borrowing. Each Notice of Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type and, if such Borrowing is to consist of LIBOR Rate Loans, shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The right of the Borrowers to choose LIBOR Rate Loans is subject to the provisions of Section 4.14. Once given, a Notice of Borrowing is irrevocable by and binding on the Borrowers. The Borrower Representative shall provide to the Agent a list, with specimen signatures, of officers authorized to request Revolving Loans. The Agent is entitled to rely upon such list until it is replaced by the Borrower Representative.

        2.3 NOTICE OF REQUEST FOR LENDER REVOLVING ADVANCES. Subject to the last sentence of this Section, the Agent shall give each Revolving Lender prompt notice by telephone or facsimile transmission of a Notice of Borrowing that is received pursuant to Section 2.2(a) and is to be satisfied by Revolving Lender Advances. No later than 2:00 P.M. Chicago time on the date of receipt of such notice, each Revolving Lender shall make available for the account of its Applicable Lending Office to the Agent at the Agent's address for deposit into the Disbursement Account, its Proportionate Share of such Borrowing in immediately available funds. Unless the Agent receives contrary written notice prior to any such Borrowing, it is entitled to assume that each Revolving Lender will make available its Proportionate Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Proportionate Share on behalf of the Revolving Lender, without the necessity of giving daily notice to each Revolving Lender of the receipt of a Notice of Borrowing.

        2.4 PERIODIC SETTLEMENT OF AGENT REVOLVING ADVANCES; INTEREST AND REVOLVING FEES; STATEMENTS.

               (a) THE REVOLVING SETTLEMENT DATE; ALLOCATION OF INTEREST AND REVOLVING FEES. The amount of each Revolving Lender's Proportionate Share of Revolving Loans shall be computed weekly (or more frequently in the Agent's discretion) and shall be adjusted upward or downward based on all Revolving Loans (including Agent Revolving Advances) and repayments received by the Agent as of 5:00 P.M. Chicago time on the last Business Day of the period specified by the Agent (such date, the "Revolving Settlement Date").

               (b) SUMMARY STATEMENTS; SETTLEMENTS. The Agent shall deliver to the Borrower Representative and each of the Revolving Lenders promptly after the Revolving Settlement Date a summary statement of the account of outstanding Revolving Loans (including Agent Revolving Advances) for the period, the amount of repayments received for the period, and the amount allocated to each Revolving Lender of the interest and Unused Line Fee for the period. After application of payments under Section 4.12, as reflected on the summary statement: (i) the Agent shall transfer to each Revolving Lender its allocated share of interest and Unused Line Fee, and its Proportionate Share of repayments; and (ii) each Revolving Lender shall transfer to the Agent, or the Agent shall transfer to each Revolving Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Revolving Lender shall be equal to such Revolving Lender's Proportionate Share of the aggregate amount of Revolving Loans outstanding as of such Revolving Settlement Date. If the summary statement requires transfers to be made to the Agent by the Revolving Lenders and is received by the Revolving Lenders prior to 12:00 noon Chicago time on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 P.M. Chicago time that day; and, if received after 12:00 noon Chicago time, then no later than 3:00 P.M. Chicago time on the next Business Day. The obligation of each Revolving Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Agent.

               (c) DISTRIBUTION OF INTEREST AND UNUSED LINE FEES. Interest on the Revolving Loans (including Agent Revolving Advances) and the Unused Line Fee shall be allocated by the Agent to each Revolving Lender (i) in the case of interest, in accordance with the Revolving Loans actually advanced by and repaid to such Revolving Lender and (ii) in the case of the Unused Line Fee, in accordance with the Proportionate Share of such Revolving Lender. Interest shall accrue from and including the date Revolving Loans are advanced and to but excluding the date such Revolving Loans are either repaid by the Borrowers or, if later, actually settled under this Section. Promptly after the end of each month, the Agent shall distribute to each Revolving Lender its portion, allocated as provided above, of the interest and Unused Line Fee which has accrued during such month.

        2.5 SHARING OF PAYMENTS. If any Revolving Lender shall obtain any payment (whether made voluntarily or involuntarily, or through the exercise of any right of set-off, or otherwise) on account of the Revolving Loans made by it or its participation in the Letter of Credit Obligations in excess of its Proportionate Share of payments on account of the Revolving Loans or Letter of Credit Obligations obtained by all the Revolving Lenders, such Revolving Lender shall forthwith purchase from the other Revolving Lenders such participations in the Revolving Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Revolving Lender to share the excess payment ratably with each of them; provided, that if all or any portion of such excess payment is thereafter recovered from such purchasing Revolving Lender, such purchase from each Revolving Lender shall be rescinded and each such Revolving Lender shall repay to the purchasing Revolving Lender the purchase price to the extent of such recovery, together with an amount equal to such Revolving Lender's ratable share (according to the proportion of (i) the amount of such Revolving Lender's required repayment to (ii) the total amount so recovered from the purchasing Revolving Lender) of any interest or other amount paid or payable by the purchasing Revolving Lender in respect to the total amount so recovered. The Borrowers agree that any Revolving Lender so purchasing a participation from another Revolving Lender pursuant to this Section 2.5, to the fullest extent permitted by law, may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Revolving Lender were the direct creditor of the Borrowers in the amount of such participation.

        2.6 DEFAULTING REVOLVING LENDERS.

               (a) A Revolving Lender who fails to pay the Agent its Proportionate Share of any Revolving Loans (including Agent Revolving Advances) made available by the Agent on such Revolving Lender's behalf, or who fails to pay any other amounts owing by it to the Agent, is a "Defaulting Revolving Lender." The Agent is entitled to recover from such Defaulting Revolving Lender all such amounts owing by such Defaulting Revolving Lender on demand. If the Defaulting Revolving Lender does not pay such amounts on the Agent's demand, the Agent shall promptly notify the Borrower Representative and the Borrowers shall pay such amounts within five (5) Business Days of the Borrower Representative's receipt of such notice. In addition, the Defaulting Revolving Lender or the Borrowers shall pay to the Agent for its own account interest on such amount for each day from the date it was made available by the Agent to the Borrowers to the date it is recovered by the Agent at a rate per annum equal to (x) the overnight Federal Funds Rate, if paid by the Defaulting Revolving Lender, or (y) the then applicable rate of interest calculated under Section 4.1, if paid by the Borrowers; plus, in each case, the Expenses and losses, if any, incurred as a result of the Defaulting Revolving Lender's failure to perform its obligations. Nothing herein shall be deemed to relieve any Revolving Lender of its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrowers may have against any Revolving Lender as a result of any default by such Revolving Lender hereunder, including, without limitation, the right of the Borrowers to seek reimbursement from any Defaulting Revolving Lender for any amounts paid by the Borrowers under clause (y) above on account of such Defaulting Revolving Lender's default.

               (b) The failure of any Revolving Lender to fund its Proportionate Share of a Revolving Loan shall not relieve any other Revolving Lender of its obligation to fund its Proportionate Share of a Revolving Loan. Conversely, no Revolving Lender shall be responsible for the failure of another Revolving Lender to fund its Proportionate Share of a Revolving Loan.

               (c) The Agent shall not be obligated to transfer to a Defaulting Revolving Lender any payments made by the Borrowers to the Agent for the Defaulting Revolving Lender's benefit; nor shall a Defaulting Revolving Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Revolving Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to the Borrowers the amount of all such payments received by it for the account of such Defaulting Revolving Lender. For purposes of voting or consenting to matters with respect to the Credit Documents and determining Proportionate Shares, such Defaulting Revolving Lender shall be deemed not to be a "Revolving Lender" and such Defaulting Revolving Lender's Commitment shall be deemed to be zero (-0-). This Section shall remain effective with respect to such Defaulting Revolving Lender until

        (x) the Obligations under this Credit Agreement shall have been declared or shall have become immediately due and payable or (y) the Majority Revolving Lenders, the Agent and the Borrowers shall have waived such Defaulting Revolving Lender's default in writing. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Revolving Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

        2.7 RELIANCE ON NOTICES; APPOINTMENT OF BORROWER REPRESENTATIVE. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Borrowing or similar notice believed by Agent to be genuine. Agent may assume that each Person executing and delivering such a notice was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates the Guarantor ("Borrower Representative") as its representative and agent on its behalf for the purpose of issuing notices of Borrowing, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Credit Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Credit Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Credit Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.


                                   ARTICLE 2A.

                                    TERM LOAN

        2.A.1 TERM LOAN. Subject to the terms and conditions set forth in this Credit Agreement, and in reliance on the representations and warranties of the Borrowers set forth herein, the Term Lenders agree to make term loans to the Borrowers on the Closing Date, on a joint and several basis, in an aggregate amount equal to $14,500,000 (the "Term Loan"). The Term Loan will be evidenced by one or more Term Notes, duly executed and delivered by each of the Borrowers, substantially in the form of Exhibit F with appropriate insertions therein as to date of issuance and principal amount payable to the applicable Term Lender thereunder. Each Term Note will (a) be dated the Closing Date, (b) provide for the payment of interest in accordance with Section 4.1A or
Section 4.4, as applicable and (c) mature on the Expiration Date. Each Borrower hereby represents and warrants to each Term Lender that its execution and delivery of each Term Note have been duly authorized by all necessary and appropriate corporate action.


                                    ARTICLE 3

                                LETTERS OF CREDIT

        3.1 ISSUANCE OF LETTERS OF CREDIT. Subject to the terms and conditions hereof and in reliance on the representations and warranties of the Borrowers set forth herein, the Agent shall cause the Issuing Bank to issue Letters of Credit hereunder at the request of the Borrower Representative and for its account, as more specifically described below. The Agent shall not be obligated to cause the Issuing Bank to issue any Letter of Credit if:

               (a issuance of the requested Letter of Credit (i) would cause the Letter of Credit Obligations then outstanding to exceed $5,000,000 or
        (ii) would cause the sum of the Revolving Loans PLUS the Letter of Credit Obligations then outstanding to exceed the lesser of (x) the Revolving Line of Credit then in effect and (y) the Borrowing Base then in effect; or

               (b issuance of the Letter of Credit is enjoined, restrained or prohibited by any Governmental Authority, Requirement of Law or any request or directive of any Governmental Authority (whether or not having the force of law) or would impose upon the Agent or the Issuing Bank any material restriction, reserve, capital requirement, loss, cost or expense (for which the Agent or the Issuing Bank is not otherwise compensated) not in effect or known as of the Closing Date.

        3.2 TERMS OF LETTERS OF CREDIT. The proposed amount, terms and conditions, and form of each Letter of Credit (and of any drafts or acceptances thereunder) shall be subject to approval by the Issuing Bank. The term of each standby Letter of Credit shall not exceed 360 days, but may be subject to annual renewal. The term of each documentary Letter of Credit shall not exceed one hundred twenty (120) days. No Letter of Credit shall have an expiry date later than five (5) Business Days prior to the Expiration Date.

        3.3 NOTICE OF ISSUANCE. A request for issuance of a Letter of Credit (a "Letter of Credit Request") may be given in writing or electronically and, if requested by the Agent, promptly confirmed in writing. A Letter of Credit Request must be received by the Agent no later than 1:00 P.M. Chicago time at least ten (10) Business Days (or such shorter period as may be agreed to by the Issuing Bank) in advance of the proposed date of issuance.

        3.4 REVOLVING LENDERS' PARTICIPATION. Immediately upon issuance or amendment of any Letter of Credit, each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in all rights and obligations under such Letter of Credit (other than fees and other amounts owing to the Issuing Bank) in accordance with such Revolving Lender's Proportionate Share.

        3.5 PAYMENTS OF AMOUNTS DRAWN UNDER LETTERS OF CREDIT. The Agent shall notify the Borrowers of the receipt by the Agent of notice from the Issuing Bank of a draft or other presentation for payment or drawing under a Letter of Credit not later than 11:00 A.M. Chicago time on the Business Day immediately prior to the date on which the Issuing Bank intends to honor such drawing. Unless the procedures set forth in Section 9.2(c) shall be applicable, the Borrowers shall be deemed to have concurrently given a Notice of Borrowing to the Agent to make a Revolving Loan in the amount of and at the time of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing.

        3.6 PAYMENT BY REVOLVING LENDERS. If a Revolving Loan is not made in an amount sufficient to reimburse the Issuing Bank in full for the amount of any draw under a Letter of Credit, the Agent shall promptly notify each Revolving Lender of the unreimbursed amount of such drawing and of such Revolving Lender's respective participation therein. Each Revolving Lender shall make available to the Agent, for the account of the Issuing Bank, the amount of its participation in immediately available funds not later than 1:00 P.M. Chicago time on the next Business Day after such Revolving Lender receives notice from the Agent of the amount of such Revolving Lender's participation in such unreimbursed amount. If any Revolving Lender fails to make available to the Agent the amount of such Revolving Lender's participation, the Issuing Bank shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Federal Funds Rate for the first three Business Days and thereafter at the Prime Lending Rate. For each Letter of Credit, the Agent shall promptly distribute to each Revolving Lender which has funded the amount of its participation its Proportionate Share of all payments subsequently received by the Agent from the Borrowers in reimbursement of honored drawings.

        3.7 OBLIGATIONS ABSOLUTE. The obligations of the Borrowers to reimburse the Revolving Lenders under Section 3.6 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances including, without limitation, upon the occurrence and during the continuance of an Event of Default.

        3.8 AGENT'S EXECUTION OF APPLICATIONS AND OTHER ISSUING BANK
DOCUMENTATION: RELIANCE ON CREDIT AGREEMENT BY ISSUING BANK. The Agent shall be authorized to execute, deliver and perform on behalf of the Revolving Lenders such letter of credit applications, shipping indemnities, letter of credit modifications and consents and other undertakings for the benefit of the Issuing Bank as may be reasonably necessary or appropriate in connection with the issuance or modification of Letters of Credit requested by the Borrowers hereunder. The Revolving Lenders, the Agent and the Borrowers all expressly agree that the terms of this Article 3 and various other provisions of this Credit Agreement identifying the Issuing Bank are also intended to benefit the Issuing Bank and the Issuing Bank shall be entitled to enforce the provisions hereof which are for its benefit.


                                    ARTICLE 4

                             COMPENSATION, REPAYMENT
                          AND REDUCTION OF COMMITMENTS

        4.1 INTEREST ON REVOLVING LOANS.

               (a Interest on the unpaid principal amount of Revolving Loans which are Prime Rate Loans shall be payable monthly in arrears, on the first Business Day of each month, at an interest rate per annum equal to the Prime Lending Rate PLUS one and one-half percent (1-1/2%) calculated on the net balances owing to the Agent and the Revolving Lenders at the close of business each day during such month. The rate hereunder shall change each day the Prime Lending Rate changes.

               (b Interest on Revolving Loans which are LIBOR Rate Loans shall be payable on the last day of each Interest Period (provided, that in the case of any LIBOR Rate Loan having an Interest Period of six (6) months, such interest shall be payable on the ninetieth day occurring in such Interest Period and on the last day of such Interest Period) with respect to such LIBOR Rate Loans, at the date of conversion of such LIBOR Rate Loans (or a portion thereof) to a Prime Rate Loan and at maturity of such LIBOR Rate Loans at an interest rate per annum equal during the Interest Period for such LIBOR Rate Loans to the LIBOR Rate for the Interest Period in effect for such LIBOR Rate Loans PLUS three and one-quarter percent (3-1/4%). After maturity of such LIBOR Rate Loans (whether by acceleration or otherwise), interest shall be payable upon demand. The Agent upon determining the LIBOR Rate for any Interest Period shall promptly notify the Borrowers and the Revolving Lenders by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent demonstrable error.

               (c Notwithstanding the provisions of Sections 4.1(a) and (b), the Borrowers shall pay to each Revolving Lender, so long as and to the extent such Revolving Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency liabilities, additional interest on the unpaid principal amount of each Revolving Loan comprised of LIBOR Rate Loans of such Revolving Lender, from the date of such LIBOR Rate Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the LIBOR Rate for the applicable Interest Period for such LIBOR Rate Loan from (b) the rate obtained by dividing such LIBOR Rate by a percentage equal to 1 MINUS the stated maximum rate (stated as a decimal) applicable two (2) Business Days before the first day of such Interest Period of all reserves, if any, required to be maintained against "Eurocurrency liabilities" as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Revolving Lender to United States residents) having a term equal to the Interest Period applicable to such LIBOR Rate Loan. Such Revolving Lender shall as soon as practicable provide notice to the Agent and the Borrowers of any such additional interest arising in connection with such LIBOR Rate Loan, which notice shall be conclusive and binding, absent demonstrable error.

        4.1A INTEREST ON THE TERM LOAN. Interest on the Term Loan shall accrue at a rate of 15% per annum and shall be payable monthly, in arrears, on the first Business Day of each succeeding month; provided however, that interest on the Term Loans shall accrue from the Closing Date at a rate of 17.5% per annum in the event of a Registration Default. The Borrowers hereby authorize Agent to pay such interest that is accrued and payable on each such date to the Term Lenders in accordance with Section 4.10(b), from the proceeds of Collections actually received by Agent, after the payment of any Obligations then due and owing to the Revolving Lenders.

        4.2 UNUSED LINE FEE. The Borrowers shall pay to the Agent, for the ratable benefit of the Revolving Lenders, a non-refundable fee (the "Unused Line Fee") equal to one-half percent (2%) per annum of the unused portion of the Line of Credit. The

Unused Line Fee shall accrue daily from the Closing Date until the Expiration Date, and shall be due and payable monthly in arrears, on the first Business Day of each month and on the Expiration Date.

        4.3 LETTER OF CREDIT FEES.

               (a The Agent, for the ratable benefit of the Revolving Lenders, shall be entitled to charge to the account of the Borrowers on the first Business Day of each month, a fee (the "Letter of Credit Fee"), in an amount equal to one and three-quarters percent (1-3/4%) per annum of the daily weighted average undrawn amount of Letters of Credit outstanding during the immediately preceding month. In addition, the Agent, for its own account, shall be entitled to charge to the account of the Borrowers on the date of issuance of any standby Letter of Credit, a facing fee equal to one-half percent (2%) on the initial face amount of each such standby Letter of Credit (the "L/C Facing Fee").

               (b The Agent shall also be entitled to charge to the account of the Borrowers, as and when incurred by the Agent or any Revolving Lender, the customary charges, fees, costs and expenses charged to the Agent or any Revolving Lender for the Borrowers' account by any Issuing Bank (the "Issuing Bank Fees") in connection with the issuance, transfer, drawing, amendment or negotiation of any Letters of Credit by the Issuing Bank. Each determination by the Agent of Letter of Credit Fees, L/C Facing Fees, Issuing Bank Fees and other fees, costs and expenses charged under this Section shall be conclusive and binding for all purposes, absent manifest error.

        4.4 INTEREST AND LETTER OF CREDIT FEES AFTER EVENT OF DEFAULT. From the date of occurrence of an Event of Default until the earlier of the date upon which (i) all Obligations shall have been paid and satisfied in full or (ii) such Event of Default shall have been waived:

               (a interest on the Revolving Loans and Letter of Credit Fees on Letter of Credit Obligations shall each be payable on demand as a rate per annum equal to, with respect to the Revolving Loans, the rate in effect under Section 4.1, plus two percent (2%), and with respect to the Letter of Credit Obligations, the rate at which Letter of Credit Fees are charged pursuant to the first sentence of Section 4.3(a), plus two percent (2%); and

               (b interest on all Obligations outstanding in respect of the Term Loan, including, without limitation, principal of, and overdue interest on, the Term Loan, shall accrue and be payable on demand at a rate per annum equal to seventeen percent (17)%.

        4.5 COLLATERAL MONITORING FEE. The Borrowers shall pay to the Agent, for its own account, a non-refundable annual collateral monitoring fee (the "Collateral Monitoring Fee") in the amount of $40,000. The Collateral Monitoring Fee shall be fully earned and payable on December 30 of each year during the term hereof.

        4.5A TERM MAINTENANCE PAYMENTS. The Borrowers hereby agree to pay to the Term Lenders and further authorize the Agent to pay to the Term Lenders, in accordance with Section 4.10(b), a non-refundable quarterly maintenance payment (the "Term Maintenance Payment") in the amount of $50,000, out of the proceeds of Collections actually received by the Agent, after the payment of any Obligations then due and owing to the Revolving Lenders. The Term Maintenance Payment shall be fully earned and payable on the Closing Date and on the first Business Day of each November, February, May and August thereafter until all of the Obligations in respect of the Term Loan are repaid in full.

        4.5B TERM EXTENSION PAYMENT. The Borrowers hereby agree to pay to the Term Lenders and further authorize the Agent to pay to Term Lenders, a non-refundable extension payment (the "Term Extension Payment") in an amount equal to two percent (2%) of the Term Loan, out of the proceeds of Collections actually received by the Agent, after the payment of any Obligations then due and owing to the Revolving Lenders. The Term Extension Payment shall be fully earned and paid on the earlier of (i) the date which is one hundred and twenty
(120) days following the Closing Date in the event that the Guarantor has failed to have declared effective by the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") relating to the shares (the "Shares") of Common Stock of Guarantor issued by the Guarantor to the Term Lenders on the Closing Date (a "Registration Default") or
(ii) the date on which the Registration Statement is no longer effective, but only if such date occurs within five (5) years of the date on which the Registration Statement first became effective.

        4.6 EXPENSES. The Borrowers shall reimburse the Expenses of the Agent, or any Lender, as the case may be, promptly upon demand.

        4.7 MANDATORY REPAYMENT OF REVOLVING LOANS; REDUCTIONS OF REVOLVING COMMITMENTS.

               (a Except during the period described in Section 2.2(b)(ii), the aggregate outstanding principal amount of Revolving Loans plus Letter of Credit Obligations at any time in excess of the lesser at such time of
        (i) the Borrowing Base and (ii) the Revolving Line of Credit, shall be immediately due and payable without the necessity of any demand.

               (b Upon the occurrence of any Asset Disposition permitted pursuant to the terms of Section 8.8(iv), the net proceeds thereof shall be applied, first, to pay $1,154,194 of the Revolving Fee set forth in paragraph 1 of the Fee Letter, and then to reduce the Revolving Loans then outstanding to zero (0). To the extent any of the Revolving Loans then outstanding constitute LIBOR Rate Loans, Borrowers shall pay to Agent an amount equal thereto, to be held in a cash collateral account for the benefit of the Revolving Lenders and under the sole control and dominion of Agent, and from which Agent shall apply such funds to the LIBOR Rate Loans at the end of the applicable Interest Period. Any such repayment under this subsection (b) shall constitute a permanent reduction or termination of the Revolving Line of Credit.

               (c On the Expiration Date, the Commitment of each Revolving Lender shall automatically reduce to zero (-0-) and may not be reinstated.

               (d The Borrowers may reduce or terminate the Revolving Line of Credit at any time and from time to time in whole or in part; provided, that each such reduction must be in an amount not less than $5,000,000 (and in increments of $1,000,000 in excess thereof). Once reduced, no portion of the Revolving Line of Credit may be reinstated. If the Borrowers seek to reduce the Revolving Line of Credit to an amount less than $10,000,000, then the Revolving Line of Credit shall be reduced to zero (-0-).

        4.7A PAYMENT OF TERM LOAN. Until payment in full of all Obligations in respect of Revolving Loans and Letter of Credit Obligations, and termination of the Revolving Commitments pursuant to the respective terms and provisions hereof, the Borrowers may not prepay the Term Loan at any time in whole or in part and each Term Lender agrees not to accept any such prepayment.

        4.8 MAINTENANCE OF REVOLVING LOAN ACCOUNT; STATEMENTS OF ACCOUNT. The Agent shall maintain an account on its books in the name of the Borrowers (the "Revolving Loan Account") in which the Borrowers will be charged with all loans and advances made by the

Revolving Lenders to the Borrowers or for the account of the Borrowers, including the Revolving Loans, and all Letter of Credit Obligations, the Revolving Fees, the Expenses and any other Obligations, as and when such payments become due. The Revolving Loan Account will be credited with all payments received by the Agent from the Borrowers or for the account of the Borrowers, including all amounts received in the BT Account from the Lockbox Banks. After the end of each month, the Agent shall send the Borrower Representative a monthly statement accounting for the charges, loans, advances and other transactions occurring among and between the Agent, the Revolving Lenders and the Borrowers during that month, provided, that the failure of the Agent to send such statement to the Borrower Representative shall not relieve the Borrowers of any Obligations. Absent manifest error, each monthly statement shall be an account stated and shall be final, conclusive and binding on the Borrowers.

        4.9 INTERCOMPANY ACCOUNTS; ALLOCATION OF REVOLVING LOANS.

               (a) The Borrowers maintain an integrated cash management system reflecting the Borrowers' interdependence on one another and the mutual benefits shared among them as a result of their respective operations. In order to efficiently fund and operate their respective businesses and minimize the number of borrowings which they will make under this Credit Agreement and thereby reduce the administrative costs and record keeping required in connection therewith, including the necessity to maintain separately identified and monitored borrowing facilities, the Borrowers have requested, and the Agent and the Lenders have agreed, that the Loans and the Letters of Credit be provided to and for the account of the Borrowers on a joint and several basis. Such Loans will be advanced to the Disbursement Account and each Letter of Credit will be issued pursuant to an application therefor executed by the Borrower Representative on behalf of the Borrowers. Each of the Borrowers hereby acknowledges that it will be receiving a direct benefit from each Loan made and each Letter of Credit issued pursuant to this Credit Agreement.

               (b) In order to track more precisely the recipients of proceeds of Revolving Loans and the Borrower receiving the primary benefit from the issuance of any Letter of Credit, to determine the amount of prepayments required pursuant to the terms hereof as a result of any Asset Disposition, and to aid the Borrowers, the Agent and the Revolving Lenders in administering the Revolving Loans and the Letters of Credit in a manner consistent with applicable fraudulent conveyance and fraudulent transfer law, the Guarantor and the Borrowers have agreed with the Agent and the Revolving Lenders (i) to establish and maintain intercompany accounts tracking the net amount of all loans, dividends and other disbursements made to or received from Guarantor or advances made among the Borrowers to the extent permitted by this Credit Agreement

        (individually an "Intercompany Account" and, collectively, the "Intercompany Accounts"), (ii) to track on a monthly basis the recipient of the proceeds of Revolving Loans, and (iii) that all Letters of Credit will be issued in the name of the Borrower which will receive the goods which are the subject of such Letter of Credit.

               (c) Upon the request of Agent, for any month during the term hereof, Borrowers and Guarantor shall deliver to the Agent a report setting forth (i) a comparison as of the end of such month of the Borrowing Base of each Borrower, (ii) the aggregate balance of the Intercompany Accounts of each Borrower and (iii) a reasonable allocation of the amount of the outstanding Revolving Loan proceeds received (including payments to its creditors) by each Borrower. Guarantor and Borrowers covenant and agree that in the event that, with respect to any Borrower, the Revolving Loan allocated to such Borrower plus the outstanding Letter of Credit Obligations with respect to Letters of Credit issued in the name of such Borrower (such amount being the "Aggregate Credit Advances") shall exceed such Borrower's Borrowing Base, the Aggregate Credit Advances to Borrower shall be reduced and such amounts in excess of its Borrowing Base shall be allocated to another Borrower in a manner consistent with the requirements of applicable fraudulent conveyance and fraudulent transfer law.

        4.10 PAYMENT PROCEDURES.

               (a Payments of Revolving Fees, principal of and interest on Revolving Loans, and Expenses shall be made not later than 2:00 P.M. Chicago time on the day when due, in immediately available dollars, to the offices of the Agent, at the address set forth in Section 11.7, or as the Agent may otherwise direct the Borrowers. The Borrowers hereby authorize the Agent to charge the Revolving Loan Account with the amount of all payments to be made hereunder and under the other Credit Documents on account of Obligations in respect of Revolving Loans and Letter of Credit Obligations, including all Revolving Fees and Expenses, as and when such payments become due. The obligation of the Borrowers to the Revolving Lenders with respect to such payments shall be discharged by making such payments to the Agent pursuant to this Section or by the charging of the Revolving Loan Account by the Agent.

               (b Payments of principal and interest in respect of the Term Loan, the Term Payments, and Expenses payable to any Term Lender shall be made not later than 2:00 p.m. Chicago time on the day when due, in immediately available dollars, to the offices of the Agent, and which shall, following receipt thereof, be wire-transferred to the following account of the Term Lenders or, with respect to any Term Lender, to such other account as such Term Lender may specify by written notice to the Borrower Representative:

        Chase Manhattan Bank, N.A.              Chase Manhattan Bank, N.A.
        ABA#   021 000 021                      ABA#021 000 021
        FBO: ING (U.S.) Capital Corporation     FBO: ING (U.S.) Capital
                                                     Corporation
        A/C#: 9301035763                        A/C# 9301035763
        FCT: Kensington International Limited   FTC: Springfield Associates, LLC

        4.11 COLLECTION OF ACCOUNTS. The Borrowers shall at all times maintain lockboxes ("Lockboxes") and shall instruct all account debtors on the Accounts of the Borrowers to remit all Collections to the Lockboxes. The Borrowers, the Agent and financial institutions selected by the Borrowers and acceptable to the Agent (the "Lockbox Banks") have entered into agreements (the "Lockbox Agreements") in the form required pursuant to the Existing Credit Agreement, which among other things provide for the opening of an account for the deposit of Collections (a "Lockbox Account") at a Lockbox Bank. Borrowers hereby restate and reaffirm all such Lockbox Agreements and agree that they continue in full force and effect with respect to the Obligations of the Borrowers hereunder. All Collections and other amounts received by the Borrowers from any account debtor, in addition to all other cash received from any other source, shall upon receipt be deposited into a Lockbox Account. Termination of such arrangements shall also be subject to approval by the Agent. Upon the terms and subject to the conditions set forth in the Lockbox Agreements, all available amounts held in each Lockbox Account shall be wired each Business Day into an account (the "BT Account") maintained by the Agent at Bankers Trust Company. Amounts received in the BT Account from the Lockbox Banks shall be credited to the Revolving Loan Account and distributed and applied as set forth in Section 4.12.

        4.12 DISTRIBUTION AND APPLICATION OF COLLECTIONS AND OTHER AMOUNTS. All Collections received by the Agent, and all other amounts received by the Borrowers from any account debtor or with respect to any Asset Disposition permitted by the terms hereof and delivered to the Agent, shall be credited to the Revolving Loan Account, unless an Event of Default has occurred and is continuing, in which case such Collections and other amounts (including, without limitation, any amounts received from the Guarantor or Charles Laverty pursuant to the Guarantees, or any amounts received in connection with any disposition of Collateral pursuant to any of the Collateral Documents) shall be distributed and applied in accordance with the terms of the Intercreditor Agreement.

        4.13 CALCULATIONS. All calculations of (i) interest hereunder and (ii) Revolving Fees, including, without limitation, Unused Line Fees and Letter of Credit Fees, shall be made by the Agent, on the basis of a year of 360 days, or, if such computation would cause the interest and fees chargeable hereunder to exceed the Highest Lawful Rate, 365/366 days, in each case for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or Revolving Fees are payable. Each determination by the Agent of an interest rate, Revolving Fee or other payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

        4.14 SPECIAL PROVISIONS RELATING TO LIBOR RATE LOANS.

               (a CONTINUATION. With respect to any Borrowing consisting of LIBOR Rate Loans, the Borrowers may, subject to the provisions of
        Section 4.14(c), elect to maintain such Borrowing or any portion thereof as consisting of LIBOR Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by notice given not later than noon Chicago time on the third Business Day prior to the date of any such continuation relating to LIBOR Rate Loans, by the Borrower Representative to the Agent. Such notice by the Borrower Representative of a continuation (a "Notice of Continuation") shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form required pursuant to the Existing Credit Agreement, in each case specifying (i) the date of such continuation, (ii) the Type of Revolving Loans subject to such continuation, (iii) the aggregate amount of Revolving Loans subject to such continuation and (iv) the duration of the selected Interest Period. The Borrowers may elect to maintain more than one Borrowing consisting of LIBOR Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.14(a). If the Borrowers shall fail to select a new Interest Period for any Borrowing consisting of LIBOR Rate Loans in accordance with this Section 4.14(a), such Revolving Loans will automatically, on the last day of the then existing Interest Period therefor, convert into Prime Rate Loans. The Agent shall give each Revolving Lender prompt notice by telephone or facsimile transmission of each Notice of Continuation.

               (b CONVERSION. The Borrowers may on any Business Day (so long as no Default or Event of Default has occurred and is continuing), upon notice (each such notice, a "Notice of Conversion") given to the Agent by the Borrower Representative, and subject to the provisions of Section 4.14(c), convert the entire amount of or a portion of all Revolving Loans of one Type comprising the same Borrowing into Revolving Loans of another Type; provided, that any conversion of any LIBOR Rate Loans into Revolving Loans of another Type shall be made on, and only on, the last day of an Interest Period for such LIBOR Rate Loans and, upon conversion of any Prime Rate Loans into Revolving Loans of another Type, the Borrowers shall pay accrued interest to the date of conversion on the principal amount converted. Each such Notice of Conversion shall be given not later than noon Chicago time on the

        Business Day prior to the date of any proposed conversion into Prime Rate Loans and on the third Business Day prior to the date of any proposed conversion into LIBOR Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, substantially in the form required pursuant to the Existing Credit Agreement, in each case specifying (i) the requested date of such conversion, (ii) the Type of Revolving Loans to be converted, (iii) the portion of such Type of Revolving Loan to be converted, (iv) the Type of Revolving Loans such Revolving Loans are to be converted into and (v) if such conversion is into LIBOR Rate Loans, the duration of the Interest Period of such Loan. Each conversion shall be in an aggregate amount for the Revolving Loans of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof. The Borrowers may elect to convert the entire amount of or a portion of all Revolving Loans of one Type comprising more than one Borrowing into Revolving Loans of another Type by combining such Borrowings into one Borrowing; provided, that if the Borrowings so combined consist of LIBOR Rate Loans, such Loans shall have Interest Periods ending on the same date.

               (c CERTAIN LIMITATIONS ON LIBOR RATE LOANS. The right of the Borrowers to maintain, select, continue or convert LIBOR Rate Loans shall be limited as follows:

                      (i If the Agent is advised by Bankers Trust Company that
               it is not offering United States dollar deposits (in the applicable amounts) in the London interbank market, or the Agent determines that adequate and fair means do not otherwise exist for ascertaining the LIBOR Rate or LIBOR Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Borrowers to select or maintain LIBOR Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Agent shall notify the Borrower Representative and the Revolving Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan shall be made as a Prime Rate Loan.

                      (ii If the Majority Revolving Lenders shall, at least one
               Business Day before the date of any requested Borrowing, continuation or conversion, notify the Agent that the LIBOR Rate for Revolving Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Revolving Loans for such Borrowing, the right of the Borrowers to select LIBOR Rate Loans for such Borrowing shall be suspended until the Agent shall notify the Borrower Representative and the Revolving Lenders that the circumstances causing such suspension no longer exist, and each Revolving Loan comprising such Borrowing and each other Borrowing requested during such period of suspension shall be made as a Prime Rate Loan.

                      (iii If at any time any Revolving Lender determines (which determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Revolving Loan as a LIBOR Rate Loan by such Revolving Lender has become unlawful or impermissible by reason of compliance by that Revolving Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law), then, and in any such event, such Revolving Lender may give notice of that determination in writing to the Agent and the Borrower Representative, and the Agent shall promptly transmit the notice to each other Revolving Lender. Until such Revolving Lender gives notice otherwise, the right of the Borrowers to select LIBOR Rate Loans from that Revolving Lender shall be suspended and each Revolving Loan made by that Revolving Lender, notwithstanding the Type of Revolving Loan made by the other Revolving Lenders, shall be a Prime Rate Loan and each LIBOR Rate Loan outstanding from that Revolving Lender shall automatically, on the last day of the existing Interest Period therefor (or earlier, if so required under such law, rule, regulation or order), convert to a Prime Rate Loan.

                      (iv No Agent Revolving Advance shall be made as a LIBOR
               Rate Loan.

                      (v No Revolving Loans may be made, continued or converted
               as or to LIBOR Rate Loans at any time that a Default or Event of Default shall have occurred and be continuing.

                      (vi The Borrowers may not have more than six (6) LIBOR
               Rate Loans outstanding at any one time.

        (d     COMPENSATION.

                      (i Each Notice of Continuation and Notice of Conversion
               shall be irrevocable by and binding on the Borrowers. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of LIBOR Rate Loans, the Borrowers shall indemnify each Revolving Lender against any loss, cost or expense incurred by such Person as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article 5, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Revolving Lender to fund the Revolving Loan to be made by such Revolving Lender as part of such Borrowing, continuation or conversion.

                      (ii If any payment of principal of, or conversion or
               continuation of, any LIBOR Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Revolving Notes or for any other reason, the Borrowers shall, upon demand by any Revolving Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Revolving Lender any amounts required to compensate such Revolving Lender for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by any Revolving Lender to fund or maintain such Loan.

                      (iii Calculation of all amounts payable to a Revolving
               Lender under this Section 4.14(d) shall be made as though such Revolving Lender elected to fund all LIBOR Rate Loans by purchasing United States dollar deposits in its LIBOR Lending Office's interbank eurodollar market.

        4.15 INDEMNIFICATION IN CERTAIN EVENTS.

               (a INCREASED COSTS. If after the Closing Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements applicable to the Agent, to any of the Lenders, Bankers Trust Company or any other banking or financial institution from whom any of the Lenders borrows funds or obtains credit (a "Funding Bank"), or (ii) the Agent, a Funding Bank or any of the Lenders complies with any future guideline or request from any central bank or other Governmental Authority proposed or promulgated after the date of this Credit Agreement or (iii) the Agent, a Funding Bank or any of the Lenders determines that the adoption of any applicable law, rule or regulation regarding capital adequacy or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof announced after the date of this Credit Agreement has or would have the effect described below, or the Agent, a Funding Bank or any of the Lenders complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency announced after the date of this Credit Agreement and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of such Person's capital as a consequence of its obligations hereunder to a level below that which such Person could have achieved but for such adoption, change or compliance (taking into consideration such Person's policies with respect to capital adequacy) by an amount deemed by such Person to be material, and any of the foregoing events described in clauses (i), (ii) or (iii) increases the cost to the Agent or any of the Lenders of (A) funding or maintaining its Commitments or (B) issuing, causing the issuance of, making or maintaining any Letter of Credit or of purchasing or maintaining any participation therein, or reduces the amount receivable in respect thereof by the Agent or any Lender, then the Borrowers shall upon demand by the Agent at any time within one hundred eighty (180) days after the date on which an officer of the Agent, such Funding Bank or such Lender, as the case may be, responsible for overseeing this Credit Agreement knows or has reason to know of its right to additional compensation under this Section 4.15(a), pay to the Agent, for the account of such Lender or, as applicable, the Agent or a Funding Bank, additional amounts sufficient to reimburse the Agent, such Funding Bank and such Lender against such increase in cost or reduction in amount receivable; provided, however, that if the Agent or any such Lender or Funding Bank, as the case may be, fails to deliver such demand within such 180 day period, such entity shall only be entitled to additional compensation for any such costs incurred from and after the date that is one hundred eighty (180) days prior to the date the Borrower Representative receives such demand; and provided further, however, that before making any such demand, the Agent and each Lender agree to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, and setting forth in reasonable detail the calculation thereof, shall be submitted to the Borrower Representative by the Agent, or the applicable Lender or Funding Bank, and shall be conclusive absent demonstrable error.

               (b Each Lender will promptly notify the Borrower Representative and the Agent, and the Agent will promptly notify the Borrower Representative, of any event of which it has knowledge that would entitle such entity to additional compensation under this Section 4.15. Neither the Agent nor any Lender shall request any additional compensation under this Section 4.15 unless it is generally making similar requests of other borrowers similarly situated, and the Agent and each Lender agree to use a reasonable basis for calculating amounts allocable to its commitment to lend or its Revolving Loans and Letter of Credit Obligations hereunder.


                                    ARTICLE 5

                              CONDITIONS PRECEDENT

        5.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. The Amendments to the Existing Credit Agreement embodied in this Agreement shall not be effective (in which case the Existing Credit Agreement shall remain in full force and effect) and each Term Lender shall have no obligation to fund its allocable portion of the Term Loan unless the following conditions precedent have been satisfied or waived:

               (a CLOSING DOCUMENT LIST. The Agent and the Lenders shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule A (the "Closing Document List") each duly executed and dated as of the Closing Date, where appropriate.

               (b MATERIAL ADVERSE CHANGE. (i) No event shall have occurred which has had or could reasonably be expected to have a Material Adverse Effect; or (ii) there shall not have occurred a substantial impairment of the financial markets generally that is reasonably likely to materially and adversely affect the transactions contemplated hereby, in each case as determined by the Agent and each Lender in their sole discretion.

                (c REVOLVING AND TERM PAYMENTS AND EXPENSES. All Revolving Payments, Term Payments, and Expenses payable by the Guarantor or the Borrowers hereunder on or before the Closing Date shall have been paid in full.

                (d OTHER CONDITIONS. The conditions precedent set forth in the Term Payment Letter (and not set forth above) shall have been satisfied or waived by the Term Lenders.

        5.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of each Revolving Lender to fund its Proportionate Share of any requested Revolving Loan or of the Issuing Bank to issue any requested Letter of Credit and the obligation of each Term Lender to fund its allocable portion of the Term Loan is in each case subject to the satisfaction of the conditions precedent set forth below. Each Notice of Borrowing, each Letter of Credit Request, and each issuance by the Borrower Representative of a check drawn against, or request for transfer from, the Disbursement Account shall constitute a representation and warranty by the Borrowers that such conditions are satisfied.

                (a All representations and warranties contained in this Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of such Notice of Borrowing, Letter of Credit Request or issuance of a check drawn against or request for transfer from the Disbursement Account, as if then made, other than representations and warranties that relate solely to a date other than the date of such Notice of Borrowing, Letter of Credit Request or issuance of a check drawn against or request for transfer from the Disbursement Account;

                (b No Default or Event of Default shall have occurred or could reasonably be expected to result from the making of the requested Loan or the issuance of the requested Letter of Credit, which has not been waived; and

                (c Since June 30, 1998, no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

        To induce the Agent and the Lenders to enter into this Credit Agreement and to induce the Lenders to make the Loans and other financial accommodations described herein, the Guarantor and the Borrowers hereby represent and warrant to the Agent and the Lenders that the representations and warranties contained in this Article 6 are true and correct. Such representations and warranties, and all other representations and warranties made by the Guarantor and the Borrowers in any other Credit Documents, shall survive the execution and delivery of this Credit Agreement and such other Credit Documents.

        6.1 ORGANIZATION AND QUALIFICATION. The Guarantor, each Borrower and each of their respective Subsidiaries (i) are corporations duly organized, validly existing and in good standing under the laws of the respective states of their incorporation, (ii) have the power and authority to own their respective properties and assets and to transact their respective businesses in which they presently are, or propose to be, engaged and (iii) are duly qualified and are authorized to do business and are in good standing in each of the respective jurisdictions where they presently are, or propose to be, engaged in business. Schedule B, Part 6.1 lists all jurisdictions in which the Guarantor, each Borrower and each of their respective Subsidiaries are qualified to do business as foreign corporations.

        6.2 AUTHORITY. The Guarantor, each Borrower and each of their respective Subsidiaries have the requisite corporate power and authority to execute, deliver and perform the respective Credit Documents to which they are parties. All corporate action necessary for the execution, delivery and performance of any of the Credit Documents by the Guarantor, each Borrower and each of their respective Subsidiaries has been taken.

        6.3 ENFORCEABILITY. This Credit Agreement and each of the other Credit Documents are the legal, valid and binding obligations of the Guarantor, each Borrower and each of their respective Subsidiaries which are parties thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally, and (ii) general principles of equity.

        6.4 NO CONFLICT. The execution, delivery and performance of each Credit Document by the Guarantor, each Borrower and each of their respective Subsidiaries which are parties thereto are not in contravention of (i) the Governing Documents of such Persons, or (ii) any Requirement of Law, or (iii) any indenture, contract, agreement or instrument or other commitment to which any or all of such Persons are parties or by which any of such Persons or any of its properties are bound, and will not, except as contemplated herein, result in the imposition of any Liens upon any of the properties of any of such Persons.

        6.5 CONSENTS AND FILINGS. No consent, authorization, permit or filing is required in connection with the execution, delivery and performance of this Credit Agreement or any Credit Document by the Guarantor, any of the Borrowers or any of their respective Subsidiaries which are parties thereto, or in connection with the continuing operations of such Persons, except (i) those that have been obtained or made and (ii) filings necessary to create, perfect or retain the perfection of Liens against the Collateral.

        6.6 GOVERNMENT REGULATION. Neither Guarantor, any Borrower nor any of their respective Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, the Investment Company Act of 1940, or any other similar Requirement of Law that limits the respective abilities of such Persons to incur indebtedness or consummate the transactions contemplated in this Credit Agreement and the other Credit Documents.

        6.7 SOLVENCY. The fair saleable value of the assets of the Borrowers exceeds all their probable liabilities, including those to be incurred pursuant to this Credit Agreement and the other Credit Documents. The Borrowers (i) do not have unreasonably small capital in relation to the business in which they are or propose to be engaged and (ii) have not incurred and do not believe that they will incur, after giving effect to the transactions contemplated by this Credit Agreement, debts beyond their ability to pay as such debts become due.

        6.8 RIGHTS IN COLLATERAL; PRIORITY OF LIENS. All property constituting Collateral is owned or leased by a Borrower, free and clear of any and all Liens in favor of third parties, other than Permitted Liens. Upon the proper filing of the UCC financing statements (and termination statements, if any) which were filed in connection with the Existing Credit Agreement, and the filing of the UCC financing statements, amendments, or terminations, if any, listed in the Closing Document List, the security interests granted pursuant to the Credit Documents constitute valid and enforceable first, prior (subject to Permitted Liens) and perfected Liens on the Collateral, to the extent such Liens can be perfected by the filing of such financing statements.

        6.9 FINANCIAL DATA. The Guarantor has provided to the Agent and each of the Lenders complete and accurate copies of annual audited Financial Statements for the Consolidated Entity for the fiscal years ended March 31, 1997 and 1998 and unaudited Financial Statements for the three-month fiscal period ended June 30, 1998. Such Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the respective consolidated financial positions, results of operations and cash flows of the Consolidated Entity for each of the periods covered. The Consolidated Entity has no Contingent Obligation, or liability for taxes or long-term leases, which is not reflected in such Financial Statements or the footnotes thereto, or is not otherwise disclosed on Schedule B, Part 6.9.

        6.10 LOCATIONS OF OFFICES, RECORDS AND INVENTORY. The address of the principal place of business and chief executive office of the Guarantor and each Borrower is set forth on Schedule B, Part 6.10, as the same may be amended after the Closing Date in accordance with Section 11.11. The books and records of each Borrower, and all its chattel paper, if any, and records of Accounts, are maintained exclusively at one or more of such locations. There is no jurisdiction in which any Borrower has any Collateral (except for vehicles and Inventory in transit) other than those jurisdictions identified on Schedule B,
Part 6.10, as the same may be amended after the Closing Date in accordance with
Section 11.11. A complete list of the legal name and address of each warehouse at which Inventory of any Borrower is stored is set forth on Schedule B, Part 6.10, as the same may be amended after the Closing Date in accordance with
Section 11.11. None of the receipts received and to be received by any Borrower from any warehouseman state that the Inventory covered thereby is to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns, in each case other than such Borrower.

        6.11 SUBSIDIARIES; OWNERSHIP OF STOCK.

                (a) As of the Closing Date, (i) the only direct or indirect Subsidiaries of the Guarantor and the Borrowers are those listed on Schedule B, Part 6.11, (ii) the Guarantor and each Borrower is the record and beneficial owner of all of the respective shares of capital stock of each of its respective Subsidiaries listed on Schedule B, Part 6.11, (iii) there are no proxies, irrevocable or otherwise, with respect to such shares, and no equity securities of any of such Subsidiaries are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such Subsidiary, and (iv) there are no contracts, commitments, understandings or arrangements by which any such Subsidiary is or may become bound to issue additional shares of its capital stock or securities convertible into or exchangeable for such shares. All of such shares so owned by the Guarantor and the Borrowers are so owned free and clear of any Liens, except for the Liens granted to the Agent for the benefit of the Lenders.

                (b) None of the Subsidiaries of Imagyn California, Imagyn Delaware or Dacomed listed on such Schedule B have any substantial assets or business operations. At the request of Agent, each of Imagyn California, Imagyn Delaware and Dacomed will pledge to Agent, for the benefit of the Lenders, all of the issued and outstanding shares of capital Stock of each such Subsidiary (or, in the case of a Subsidiary not organized under the laws of a state or territory of the United States, sixty-five percent (65%) thereof), and cause each such Subsidiary to execute such security documents, pledge agreements, guarantees, and the like as Agent shall deem necessary in order to perfect a security interest in all of the real and personal property of each such Subsidiary.

        6.12 NO JUDGMENTS OR LITIGATION. Except as set forth on Schedule B, Part 6.12, no judgments, orders, writs or decrees are outstanding against the Guarantor or any Borrower or any of their respective Subsidiaries, nor is there now pending or, to the best of the Guarantor's and Borrowers' knowledge after diligent inquiry, threatened, any litigation, contested claim, investigation, arbitration, or governmental proceeding by or against the Guarantor, any Borrower or any of their respective Subsidiaries.

        6.13 NO DEFAULTS. Neither the Guarantor, any Borrower nor any of their respective Subsidiaries are in default under any term of any indenture, contract, lease, agreement, instrument or commitment to which any of them is a party or by which any of them is bound which default could reasonably be expected to result in a Material Adverse Effect. Neither the Guarantor nor any Borrower knows of any dispute regarding any such indenture, contract, lease, agreement, instrument or other commitment, which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

        6.14 LABOR MATTERS. Schedule B, Part 6.14 accurately sets forth all labor contracts to which the Borrowers or any of their respective Subsidiaries are parties as of the Closing Date (including their dates of expiration). There are no existing or, to the knowledge of the Borrowers, threatened strikes, lockouts or other disputes relating to any collective bargaining or similar agreement to which the Borrowers or any of their respective Subsidiaries are a party.

        6.15 COMPLIANCE WITH LAW. Neither the Guarantor, any Borrower nor any of their respective Subsidiaries has violated or failed to comply with any Requirements of Law, including without limitation ERISA and environmental laws, which violation or failure could reasonably be expected to result in a Material Adverse Effect.

        6.16 ERISA. None of the Guarantor, any Borrower, any of their respective Subsidiaries or any ERISA Affiliate maintains or contributes to any Plan other than those listed on Schedule B, Part 6.16. Each Plan has been and is maintained and funded in accordance with its terms and in compliance with all applicable provisions of ERISA and the Internal Revenue Code. The Guarantor, each Borrower, each of their respective Subsidiaries and each ERISA Affiliate has fulfilled all contribution obligations for each Plan (including obligations related to the minimum funding standards of ERISA and the Internal Revenue

Code). No Termination Event has occurred nor has any other event occurred that may result in a Termination Event. None of the Guarantor, any Borrower, any of their respective Subsidiaries, or any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any Requirement of Law or agreement. None of the Guarantor, any Borrower, any of their respective Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the Internal Revenue Code, or sponsors or maintains any Retiree Health Plan.

        6.17 COMPLIANCE WITH ENVIRONMENTAL LAWS. Except as disclosed on Schedule B, Part 6.17, (i) the operations of the Borrowers and each of their respective Subsidiaries comply with all applicable federal, state and local environmental, health and safety statutes, regulations, directions, ordinances, criteria and guidelines; (ii) no Borrower has received notice that any of the operations of such Borrower or any of its Subsidiaries is the subject of any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute, regulation, direction, ordinance, criteria or guideline; (iii) none of the operations of the Borrowers or any of their respective Subsidiaries is the subject of any federal or state investigation evaluating whether any of the Borrowers or any of their respective Subsidiaries disposed of any hazardous or toxic waste, substance or constituent or other substance at any site that may require remedial action, or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent or other substance into the environment; (iv) none of the Borrowers nor any of their respective Subsidiaries has filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste, substance or constituent or reporting a spill or release of a hazardous or toxic waste, substance or constituent or other substance into the environment; and (v) none of the Borrowers nor any of their respective Subsidiaries has any contingent liability of which any of the Borrowers has knowledge, or reasonably should have knowledge, in connection with any release or potential release of any hazardous or toxic waste, substance or constituent or other substance into the environment which could reasonably be expected to result in a Material Adverse Effect, nor has any of the Borrowers or any of their respective Subsidiaries received any notice, letter or other indication of potential liability arising from the disposal of any hazardous or toxic waste, substance or constituent or other substance into the environment.

        6.18 INTELLECTUAL PROPERTY. The Guarantor, the Borrowers and each of their respective Subsidiaries possesses such assets, licenses, patents, patent applications, copyrights, service marks, trademarks and trade names as are necessary in the reasonable judgment of such party to continue to conduct their respective present and proposed business activities.

        6.19 LICENSES AND PERMITS. The Borrowers and each of their respective Subsidiaries have obtained and hold in full force and effect all franchises, licenses, leases, permits, certificates, authorizations, qualifications, easements, rights of way and other rights and approvals which are necessary in the reasonable judgment of such party for the operation of its business as presently conducted.

        6.20 TAXES AND TAX RETURNS.

               (a) Except as set forth on Schedule B, Part 6.20, the Consolidated Entity has timely filed all income tax returns it is required to file. The information filed is complete and accurate in all material respects. All deductions taken in such income tax returns are appropriate and in accordance with applicable laws and regulations, except deductions that may have been disallowed but are being challenged in good faith and for which adequate reserves have been made in accordance with GAAP.

               (b) All taxes, assessments, fees and other governmental charges for periods beginning prior to the date hereof have been timely paid and the Consolidated Entity has no liability for taxes in excess of the amounts so paid or reserves so established.

               (c) Except as set forth in Schedule B, Part 6.20, no deficiencies for taxes have been claimed, proposed or assessed by any taxing or other Governmental Authority against the Consolidated Entity and no tax liens have been filed. Except as set forth in Schedule B, Part 6.20, there are no pending or threatened audits, investigations or claims for or relating to any liability for taxes and there are no matters under discussion with any Governmental Authority which could reasonably be expected to result in a material additional liability for taxes. Either the federal income tax returns of the Consolidated Entity have been audited by the Internal Revenue Service and such audits have been closed, or the period during which any assessments may be made by the Internal Revenue Service has expired without waiver or extension for all years up to and including the fiscal year of the Consolidated Entity ended June 30, 1994. Except as set forth in Schedule B, Part 6.20, no extension of a statute of limitations relating to taxes, assessments, fees or other governmental charges is in effect with respect to the Consolidated Entity.

               (d) Except as set forth on Schedule B, Part 6.20, the Consolidated Entity has no obligation under any written tax sharing agreement or agreement regarding payments in lieu of taxes.

        6.21 MATERIAL CONTRACTS. Schedule B, Part 6.21, contains a true, correct and complete list of all the Material Contracts currently in effect on the Closing Date. Except as described on Schedule B, Part 6.21, none of the Material Contracts contains any burdensome restrictions on the Borrowers or any of their respective Subsidiaries or any of their respective properties, all of the Material Contracts are in full force and effect and no defaults currently exist thereunder.

        6.22 ACCURACY AND COMPLETENESS OF INFORMATION. All factual information furnished by or on behalf of the Guarantor, the Borrowers or any of their respective Subsidiaries in writing to the Agent, any Lender, or the Auditors for purposes of or in connection with this Credit Agreement or any Credit Documents or any transaction contemplated hereby or thereby is or will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading at such time.

        6.23 YEAR 2000. All reprogramming, remediation, or any other corrective action, including the internal testing of the Borrowers' and Guarantor's, or any of their respective Subsidiaries' Information Systems and Equipment, are being developed on a timely basis so as to avoid any Default or a Material Adverse Effect arising from the so-called "Year 2000 Problem" (that is, the risk that computer applications and embedded micro chips in non-computing devices used by the Borrowers, the Guarantor or any of their respective Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999).

        6.24 NO CHANGE. Since June 30, 1998 no event has occurred which has had or could reasonably be expected to have a Material Adverse Effect.


                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

        Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder:

        7.1 FINANCIAL REPORTING. The Guarantor and Borrowers, as appropriate, shall timely deliver to each Lender the following information:

               (a) AUDITOR'S ENGAGEMENT LETTER. As soon as available, but in any event not later than the earlier of (i) fifteen (15) days prior to the end of each fiscal year or (ii) prior to the date the Auditors commence work on the preparation of the annual audited Financial Statement, a copy of the engagement letter between the Guarantor and its Auditors. At the request of Agent, Guarantor shall notify such Auditors in writing (with a copy thereof to Agent) that such annual audited Financial Statement will be delivered by the Guarantor to the Agent and Lenders, and stating that it is a primary intent of Guarantor that Agent and Lenders be entitled to rely thereon with respect to the transactions which are the subject of this Agreement.

               (b) ANNUAL FINANCIAL STATEMENTS. As soon as available, but not later than two (2) days after the date Guarantor is obligated to provide any such information to the Securities and Exchange Commission (the "Commission"): (i) the annual audited consolidated, and unaudited consolidating, Financial Statements of the Consolidated Entity; (ii) a comparison in reasonable detail to the prior year annual audited and unaudited Financial Statements; (iii) the Auditors' opinion, "Management Letter" (deliverable as soon as available) and statement indicating whether the Auditors have obtained knowledge of the existence of any Default or Event of Default during their audit; (iv) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity for such fiscal year, prepared by the chief financial officer of the Borrower Representative; and (v) a compliance certificate substantially in the form of Exhibit G hereto with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in Article 8.

               (c) MONTHLY AND ANNUAL PROJECTIONS. Not later than forty-five
        (45) days after each fiscal year end, beginning with the fiscal year ended March 31, 1998, monthly projections of the financial condition and results of operations of the Consolidated Entity (with specific and separate detail on the surgical and urological divisions thereof) for the next succeeding year, quarterly projections for the second succeeding year, and annual projections for each succeeding fiscal year thereafter, through and including the fiscal year in which the Expiration Date will occur, in each case containing projected consolidating balance sheets, statements of operations, statements of cash flows and statements of changes in shareholders equity.

               (d) QUARTERLY FINANCIAL STATEMENTS. As soon as available, but not later than two (2) days after the date Guarantor is obligated to provide any such information to the Commission with respect to each of the fiscal quarters of the Consolidated Entity: (i) Financial Statements of the Consolidated Entity (with specific and separate detail on the surgical and urological divisions thereof) as of the fiscal quarter then ended, and for the fiscal year to date; (ii) a comparison in reasonable detail to the Financial Statements for the corresponding periods of the prior fiscal year; (iii) the certification of the chief executive officer or chief financial officer of the Guarantor that such Financial Statements have been prepared in accordance with GAAP (subject to year-end audit adjustments); (iv) a narrative discussion of the consolidated financial condition and results of operations and the consolidated liquidity and capital resources of the Consolidated Entity (with specific and separate detail on the surgical and urological divisions thereof) for such fiscal quarter and fiscal year to date, prepared by the chief financial officer of the Borrower Representative; and (v) a compliance certificate substantially in the form of Exhibit G hereto with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in Article 8.

               (e) MONTHLY FINANCIAL STATEMENTS. As soon as available, but not later than thirty (30) days after the end of each of the first two (2) months of each fiscal quarter, and together with the deliveries required in subsections (b) and (d) above with respect to the third month of each fiscal quarter: (i) a balance sheet for the Consolidated Entity (with specific and separate detail on the surgical and urological divisions thereof) as at the end of such month and statements of operations and cash flows for such month and for the fiscal year to date; (ii) a comparison to the balance sheet, statement of operations and statement of cash flows for the same periods in the prior year; (iii) a certification by the chief executive officer or chief financial officer the Borrower Representative that such balance sheet, statement of operations and statement of cash flows have been prepared in accordance with GAAP (subject to year-end audit adjustments); and (iv) a compliance certificate substantially in the form of Exhibit G with an attached schedule of calculations demonstrating compliance with the financial covenants set forth in Article 8.

               (f) MONTHLY COMPARISON TO PRIOR PROJECTIONS. As soon as available, but not later than thirty (30) days after the end of each of the first two (2) months of each fiscal quarter, and together with the deliveries required in subsections (b) and (d) above with respect to the third month of each fiscal quarter, commencing with the month beginning September 1, 1998, a comparison of actual results of operations, cash flow and capital expenditures for the Consolidated Entity (with specific and separate detail on the surgical and urological divisions thereof) and each of the Borrowers for such month and for the period from the beginning of the current fiscal year through the end of such month with amounts previously projected for those periods (see Section 7.1(c)) and with actual results for corresponding periods in the previous fiscal year.

               (g) SEC FILINGS. Promptly after the filing thereof with the Commission, (i) a copy of each report, notice or other filing, if any, by Guarantor or any Borrower, and (ii) a copy of each written communication received by Guarantor or any Borrower from, or delivered by Guarantor or any Borrower to, the Commission, in each case promptly after each such receipt or delivery.

        7.2 COLLATERAL REPORTING. Each of the Borrowers shall timely deliver to the Agent the following certificates and reports:

                (a) WEEKLY AND MONTHLY BORROWING BASE CERTIFICATES. Weekly, before 12:00 noon on the second Business Day of each week (except the last week of each month), monthly, within two (2) Business Days after the last Business Day of each month, and at any other time requested by the Agent, a Borrowing Base Certificate, which shall be: (i) substantially in the form of Exhibit A, detailing the Eligible Accounts Receivable as of each Friday of the immediately preceding week (if a weekly Borrowing Base Certificate), or as of the last Business Day of the immediately preceding month (if a monthly Borrowing Base Certificate), or as of such other date as the Agent may request; and
        (ii) prepared by or under the supervision of the chief executive officer or chief financial officer of each of the Borrowers and certified by such officer subject only to adjustment upon completion of the normal annual audit of physical inventory. Each Borrowing Base Certificate shall have attached to it such additional schedules and other information as the Agent may reasonably request, including, without limitation, an aging of Accounts.

                (b) APPRAISALS. When requested by the Agent, which prior to the occurrence of an Event of Default shall be no more frequently than once every calendar year, an appraisal of Borrowers' Inventory by a third-party appraisal firm acceptable to Agent, in such form and detail as Agent shall request.

                (c) FURTHER ASSURANCES. When requested by the Agent, any further information regarding the Collateral, business affairs and financial condition of the Borrowers or any of their respective Subsidiaries.

        7.3 NOTIFICATION REQUIREMENTS. The Guarantor and each of the Borrowers shall timely give to the Agent and each of the Lenders the following notices:

                (a) NOTICE OF DEFAULTS. Promptly, and in any event within two
        (2) Business Days after becoming aware of the occurrence of a Default or Event of Default, a certificate of the chief executive officer or chief financial officer of the Guarantor specifying the nature thereof and the proposed response thereto, each in reasonable detail.

                (b) PROCEEDINGS OR ADVERSE CHANGES. Promptly, and in any event within five (5) Business Days after the Guarantor or any Borrower becomes aware of (i) any proceeding being instituted or threatened to be instituted by or against the Guarantor or any such Borrower or any of their respective Subsidiaries in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), and which could reasonably be expected to result in a Material Adverse

        Effect, (ii) any order, judgment or decree in excess of $500,000 being entered against the Guarantor or any Borrower or any of their respective Subsidiaries or any of their respective properties or assets or (iii) any actual or prospective change, development or event which has had or could reasonably be expected to result in a Material Adverse Effect, a written statement describing such proceeding, order, judgment, decree, change, development or event and any action being taken with respect thereto.

               (c) ERISA NOTICES. (i) Promptly, and in any event within ten (10) Business Days after the Guarantor, any Borrower, any of their respective Subsidiaries or any ERISA Affiliate knows or has reason to know that a Termination Event has occurred, a written statement of the chief financial officer of the affected Person describing such Termination Event and any action that is being taken with respect thereto by such Person, and any action taken or threatened by the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation. The Guarantor, each Borrower, each of their respective Subsidiaries and each ERISA Affiliate shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor; (ii) promptly, and in any event within three (3) Business Days after the filing thereof with the Internal Revenue Service, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by the Guarantor, any Borrower, any of their respective Subsidiaries or any ERISA Affiliate with respect to such request; and (iii) promptly, and in any event within three (3) Business Days after receipt by the Guarantor, any Borrower, any of their respective Subsidiaries or any ERISA Affiliate, of written notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

               (d) ENVIRONMENTAL AND HEALTH AND SAFETY NOTICES. Promptly, and in any event within ten (10) Business Days after receipt by the Guarantor, any Borrower or any of their respective Subsidiaries of any notice, complaint or order alleging any actual or prospective violation of any environmental, health or safety Requirement of Law or alleging responsibility for costs of a cleanup, together with a copy of such notice, complaint, or order which could reasonably be expected to result in a Material Adverse Effect, and a written statement describing any action being taken with respect thereto.

               (e) MATERIAL CONTRACTS. Promptly, and in any event within ten
        (10) Business Days after any Material Contract of the Guarantor, any Borrower or any of their respective Subsidiaries is terminated or amended or any new Material Contract is entered into, a written statement describing such event, with copies of amendments or new contracts, and an explanation of any actions being taken with respect thereto.

               (f) COLLATERAL MATTERS. At least thirty (30) Business Days' prior written notice to the Agent of any change in the location of any Collateral (other than in-transit Inventory) or in the location of the chief executive office or place of business of the Guarantor, any Borrower or any of their respective Subsidiaries from the locations specified in Schedule B, Part 6.10. At least twenty (20) Business Days prior to any such change, the affected Credit Party shall cause to be executed and delivered to the Agent any financing statements, Collateral Access Agreements or other documents required by the Agent, all in form and substance satisfactory to the Agent.

        7.4 CORPORATE EXISTENCE. Each Credit Party shall, and shall cause each of its Subsidiaries to, (i) maintain its corporate existence (except that any of the Borrowers' Subsidiaries may merge with each other and with any Borrower), provided, that the Agent receives five (5) Business Days' prior written notice thereof, (ii) maintain in full force and effect all licenses, bonds, franchises, leases, trademarks and qualifications to do business, and all patents, contracts and other rights necessary in the reasonable judgment of such party for the profitable conduct of their businesses, (iii) continue in, and limit their operations to, the same general lines of business as presently conducted by them and (iv) in the case of the Guarantor and the Borrowers, maintain all material terms and provisions of their respective corporate charter and bylaws in the form in effect on the Closing Date.

        7.5 BOOKS AND RECORDS; INSPECTIONS. The Guarantor and each Borrower agree to maintain, and to cause each of their respective Subsidiaries to maintain, books and records pertaining to the Collateral in such detail, form and scope as is consistent with good business practice. The Guarantor and each Borrower agree that the Agent or its agents may enter upon their respective premises (or any of their Subsidiaries' premises) any time and from time to time, during normal business hours and upon reasonable notice under the circumstances, and at any time at all upon the occurrence and during the continuance of an Event of Default, for the purposes of (i) inspecting and verifying the Collateral, (ii) inspecting and/or copying (at the expense of the Borrowers) any and all records pertaining thereto, and (iii) discussing the affairs, finances and business of the Borrowers with any officers, employees and directors of the Borrowers or with the Auditors.

        7.6 INSURANCE. The Guarantor and each Borrower agree to maintain, and to cause each of their respective Subsidiaries to maintain, public liability insurance, third party property damage insurance and replacement value insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are at all times satisfactory to the Agent in its commercially reasonable judgment. All policies covering the Collateral are to name the Agent as an additional insured and/or the loss payee in case of loss, and are to contain such other provisions as the Agent may reasonably require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies.

        7.7 TAXES. The Guarantor and each Borrower agree to pay when due, and to cause each of their respective Subsidiaries to pay when due, all taxes lawfully levied or assessed against them, any of their respective Subsidiaries or any of the Collateral before any penalty or interest accrues thereon; provided, that, unless such taxes have become a federal tax or ERISA Lien on any of the assets of the Guarantor, any Borrower or any of their respective Subsidiaries, no such tax need be paid if the same is being contested, in good faith, by appropriate proceedings promptly instituted and diligently conducted and if an adequate reserve or other appropriate provision shall have been made therefor as required in order to be in conformity with GAAP.

        7.8 COMPLIANCE WITH LAWS. The Guarantor and each Borrower agree to comply, and to cause each of their respective Subsidiaries to comply in all material respects, with all Requirements of Law applicable to the Collateral or any part thereof, or to the operation of their businesses or their assets generally, unless contested in a reasonable manner and in good faith.

        7.9 USE OF PROCEEDS. Proceeds of the Loans shall be used by the Borrowers to pay the costs and expenses of the transactions contemplated by this Credit Agreement which are due and payable on the Closing Date, including without limitation any Revolving Fees, Term Payments and Expenses due on the Closing Date pursuant to Article 4 hereof and for working capital requirements and other general corporate purposes; provided however, that in no event shall the Borrowers use the proceeds from the Term Loan for Capital Expenditures in excess of $2,000,000 without the prior written consent of the Majority Term Lenders; and the proceeds of any subsequent Loans made hereunder shall be used by the Borrowers solely for ongoing working capital requirements and other general corporate purposes. The Borrowers shall not use any portion of the proceeds of any Loan for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U) or engage in any transaction which violates the provisions of Regulation T, U or X or of the terms and conditions of this Credit Agreement or any other Credit Document.

        7.10 FISCAL YEAR. The Consolidated Entity agrees to maintain its fiscal year as a year ending March 31.

        7.11 MAINTENANCE OF PROPERTY. Each Borrower agrees to keep, and to cause each of its Subsidiaries to keep, all property useful and necessary to their respective businesses in good working order and condition (ordinary wear and tear excepted) in accordance with their past operating practices and not to commit or suffer any waste with respect to any of their properties.

        7.12 ERISA DOCUMENTS. The Guarantor and each Borrower will cause to be delivered to the Agent, upon the Agent's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of the Guarantor, any Borrower or any of its Subsidiaries;
(ii) the most recent determination letter issued by the Internal Revenue Service with respect to each Plan that is intended to be tax-qualified under Section 401(a) of the Code; (iii) for the three (3) most recent plan years, Annual Reports on Form 5500 Series required to be filed with any governmental agency for each Plan; (iv) all actuarial reports prepared for the last three (3) plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by the Guarantor, any Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to the Guarantor, any Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of the Guarantor, any Borrower or any ERISA Affiliate under any Retiree Health Plan.

        7.13 ENVIRONMENTAL AND OTHER MATTERS.

               (a) Each Borrower and each of its Subsidiaries will conduct their businesses so as to comply in all material respects with all environmental, land use, occupational, safety or health laws, regulations, directions, ordinances, criteria and guidelines in all jurisdictions in which any of them is or may at any time be doing business, except to the extent that such Borrower or such Subsidiary is contesting, in good faith by appropriate legal proceedings, any such law, regulation, direction, ordinance, criteria, guideline, or interpretation thereof or application thereof; provided, that the Borrowers and each of their Subsidiaries shall comply with the order of any court or other Governmental Authority relating to such laws unless such Borrower or such Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review.

               (b) If the Agent reasonably believes, or the Majority Lenders reasonably believe, that the facts or circumstances evidence or suggest that any of the Borrowers or any of their Subsidiaries is in material non-compliance with any environmental law and that such non-compliance could reasonably be expected to have a Material Adverse Effect, then at the written request of the Agent or the Majority Lenders, which request shall specify in reasonable detail the basis therefor, at any time and from time to time, such Borrower will provide at its sole cost and expense an environmental site assessment report concerning the site owned, operated or leased by such Borrower or such Subsidiary in respect of which such material non-compliance is believed to have occurred and be continuing, such report to be prepared by an environmental consulting firm approved by the Agent and the Majority Lenders, indicating the presence, release or absence of hazardous materials on or from such site and the potential cost of any removal, remedial or corrective action in connection with any such hazardous materials on such site.

        7.14 YEAR 2000 COMPLIANCE REPORTS. The Guarantor and each Borrower shall provide the Agent and any Lender with such information about its respective Year 2000 computer readiness (including, without limitation, information as to contingency plans, budgets and testing results) as the Agent shall reasonably request.

        7.15 FURTHER ASSURANCES. The Guarantor and each Borrower shall take, and shall cause each of their respective Subsidiaries to take, all such further actions and execute all such further documents and instruments as the Agent may at any time reasonably determine in the exercise of its sole discretion to be necessary or desirable to further carry out and consummate the transactions contemplated by the Credit Documents, to cause the execution, delivery and performance of the Credit Documents to be duly authorized and to perfect or protect the Liens (and the priority status thereof) of the Agent on the Collateral.


                                    ARTICLE 8

                               NEGATIVE COVENANTS

        Until termination of this Credit Agreement and payment and satisfaction of all Obligations due hereunder, the Guarantor, where required, and the Borrowers, where required, shall comply with, and, where required, shall cause each of their respective Subsidiaries to comply with, the following covenants:

        8.1 MINIMUM EBITDA. The Consolidated Entity shall maintain a minimum EBITDA for each of the periods commencing July 1, 1998 and ending on the dates set forth below of not less than the amount set forth for such period, and thereafter, in the event the Expiration Date is extended beyond December 30, 1998 and December 30, 1999, as applicable, the Consolidated Entity shall maintain such minimum EBITDA for such periods as may be agreed to by the Borrowers, Agent and Lenders in connection with any such extension:

               Period Ending                              Minimum EBITDA
               -------------                              --------------
               August 31, 1998                            ($9,000,000)
               September 30, 1998                         ($9,000,000)
               October 31, 1998                           ($9,000,000)
               November 30, 1998                          ($9,000,000)

        8.2 MAXIMUM ACCOUNT TURNOVER. The number determined by multiplying (i) 360 times (ii)(a) Borrowers' outstanding Accounts as at each of the measurement dates set forth below, divided by (b) Borrowers' net sales for the twelve month period ending on such measurement date, shall not exceed the corresponding number:

               Measurement Date                           Maximum
               ----------------                           -------
               September 30, 1998                           200
               December 31, 1998                            200

        8.3 INTENTIONALLY DELETED.

        8.4 CAPITAL EXPENDITURES. The Consolidated Entity shall not make payments for Capital Expenditures in excess of $12,500,000 (inclusive of certain equipment previously acquired with purchase money financing in the approximate amount of $3,000,000) during fiscal year 1998 and $12,000,000 during fiscal year 1999. The Consolidated Entity shall not make any Capital Expenditures that are not directly related to the businesses conducted on the Closing Date by Borrowers. In the event the Expiration Date is extended beyond December 30, 1998 and December 30, 1999, as applicable, the Consolidated Entity shall not make Capital Expenditures during such additional periods in excess of such amounts as may be agreed to by the Borrowers, Agent and Lenders in connection with any such extension.

        8.5 ADDITIONAL INDEBTEDNESS. Neither the Guarantor, any Borrower nor any of their respective Subsidiaries shall directly or indirectly incur, create, assume or suffer to exist any Indebtedness other than:

               (a) Indebtedness under the Credit Documents;

               (b) Indebtedness in the ordinary course of business under Interest Rate Agreements in form and substance satisfactory to the Agent;

                (c) Indebtedness of any Subsidiary of a Borrower to a Borrower or any other Subsidiary of a Borrower;

                (d) Indebtedness of any Borrower to the Guarantor or any other Borrower;

                (e) Indebtedness described on Schedule B, Part 8.5, and any refinancing of such Indebtedness, so long as the aggregate principal amount of the Indebtedness so refinanced shall not be increased and the refinancing shall be on terms and conditions no more restrictive than the terms and conditions of the Indebtedness to be refinanced; and

                (f) Indebtedness secured by purchase money Liens on equipment acquired after the date of this Credit Agreement not to exceed $1,500,000 in the aggregate outstanding at any one time ("Purchase Money Liens") so long as (i) such Indebtedness shall be from parties and on terms and conditions satisfactory to the Agent, (ii) each Purchase Money Lien shall attach only to the property to be acquired, (iii) a description shall have been furnished to the Agent for any item of equipment for which the purchase price is greater than $400,000, and
        (iv) the debt incurred shall not exceed one hundred percent (100%) of the purchase price of the item or items of equipment purchased.

        8.6 LIENS. Neither the Guarantor, any Borrower nor any of their respective Subsidiaries shall directly or indirectly create, incur, assume, or suffer to exist any Lien on any of its property now owned or hereafter acquired except:

                (a) Liens granted to the Agent for the benefit of the Lenders under the Credit Documents;

                (b) Liens listed on Schedule B, Part 8.6;

                (c) Purchase Money Liens;

                (d) Liens of warehousemen, mechanics, materialmen, workers, repairmen, common carriers, or landlords, liens for taxes not yet delinquent, assessments or other governmental charges, and other similar Liens arising by operation of law for amounts that are not yet due and payable or that are being diligently contested in good faith by the Borrowers, so long as the Agent has been notified thereof and adequate reserves are maintained by the Borrowers for their payment;

                (e) Attachment or judgment Liens not to exceed an aggregate of $500,000, excluding amounts (i) bonded to the reasonable satisfaction of the Agent or (ii) covered by insurance to the reasonable satisfaction of the Agent;

                (f) Deposits or pledges to secure obligations under workmen's compensation, social security or similar laws, under unemployment insurance, or to secure public or statutory obligations not to exceed an aggregate of $1,000,000;

                (g) Deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate of $1,000,000;

                (h) Easements, rights-of-way, restrictions and other similar encumbrances on title to, or restrictions on the use of, real property, which, in the aggregate, in the opinion of the Agent, are not substantial in amount and which do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers or any of their respective Subsidiaries; and

                (i) Extensions and renewals of any of the foregoing so long as the aggregate amount of extended or renewed Liens is not increased and such extensions and renewals are on terms and conditions no more restrictive than the terms and conditions of the Liens extended or renewed.

        8.7 CONTINGENT OBLIGATIONS. Neither the Guarantor, any Borrower nor any of their respective Subsidiaries shall directly or indirectly incur, assume, or suffer to exist any Contingent Obligation, excluding indemnities given in connection with the sale of Inventory or other Asset Dispositions permitted hereunder and Contingent Obligations for Indebtedness permitted to be incurred under Section 8.5, and Investments permitted under Section 8.10.

        8.8 SALE OF ASSETS. Neither the Guarantor, any Borrower nor any of their respective Subsidiaries shall, directly or indirectly, sell, lease, assign, transfer, license or otherwise dispose of any assets (an "Asset Disposition") other than (i) Inventory in the ordinary course of business; (ii) individual items of Collateral with a fair value of less than $400,000 in the aggregate during any fiscal year; (iii) obsolete or worn out property disposed of in the ordinary course of business; and (iv) Asset Dispositions not otherwise permitted under this Section 8.8, provided, that (a) such Asset Dispositions are for fair value, (b) the aggregate consideration is paid in full in cash at the time of disposition and is thereupon delivered to the Agent, in which case such consideration will be applied to repay the Revolving

Loans as provided in section 4.7(b) hereof, and (c) the aggregate amount of all Asset Dispositions does not exceed $1,000,000 in the aggregate for any fiscal year.

        8.9 RESTRICTED PAYMENTS. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend (other than dividends payable solely in capital stock of such Person) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of capital stock of such Person or any warrants, options or rights to purchase any such capital stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Person or any of its Subsidiaries; (b) make any optional payment or prepayment on or redemption (including, without limitation, by making payments to a sinking or analogous fund) or repurchase of any Indebtedness (other than Indebtedness pursuant to this Credit Agreement); provided, that, notwithstanding the foregoing, any Subsidiary of the Borrower may (i) make payments on account of Indebtedness owing to such Borrower or any Subsidiary of such Borrower, (ii) declare and pay dividends to any Borrower or any other Subsidiary of a Borrower, and (iii) so long as no Default or Event of Default has occurred or is occasioned thereby, declare and pay dividends to the Guarantor in an amount not to exceed $20,000,000 in any fiscal year, which dividends may only be used by Guarantor (A) to make interest payments with respect to Guarantor's 8.75% Convertible Subordinated Debentures in the amount of $50,000,000 due May 30, 2006 (including the interest payment due thereon on September 30, 1998 in the approximate amount of $1,000,000, which the Guarantor may make so long as Asset Dispositions pursuant to Section 8.8 hereof have been consummated for not less than $25,000,000 cash consideration) and Guarantor's 12.5% Senior Subordinated Notes in the amount of $110,000,000 due 2004, (B) to pay federal, state and local taxes, and (C) for general corporate overhead.

        8.10 INVESTMENTS. Neither the Guarantor, any Borrower, nor any of their respective Subsidiaries shall, directly or indirectly, make any Investment in any Person, whether in cash, securities, or other property of any kind including, without limitation, any Subsidiary or Affiliate of the Guarantor or any Borrower, other than:

               (a) Advances or loans made in the ordinary course of business not to exceed $100,000 in the aggregate outstanding at any one time;

               (b) Loans, investments and advances made by any Credit Party in existence as of the date hereof and described on Schedule B, Part 8.10;

               (c) Cash Equivalents;

                (d) Deposits with financial institutions, disclosed in Schedule B, Part 8.10, and which are insured by the Federal Deposit Insurance Corporation ("FDIC") or a similar federal insurance program; provided, that the Borrowers may, in the ordinary course of its business, maintain in their disbursement accounts from time to time amounts in excess of then applicable FDIC or other program insurance limits;

                (e) Inter-company advances in the ordinary course of business among the Credit Parties; and

                (f) Such other Investments as the Agent may approve in writing in the exercise of its sole discretion.

        8.11 AFFILIATE TRANSACTIONS. Neither the Guarantor, any Borrower, nor any of their respective Subsidiaries shall, directly or indirectly, enter into any transaction with (including, without limitation, the purchase, sale or exchange of property or the rendering of any service to) any Subsidiary or Affiliate of such Persons, except in the ordinary course of and pursuant to the reasonable requirements of the Guarantor's, such Borrower's or such Subsidiary's business, as the case may be, and upon fair and reasonable terms no less favorable thereto than could be obtained in a comparable arm's-length transaction with an unaffiliated Person, except for transactions otherwise permitted under Sections 8.9 and 8.10.

        8.12 ADDITIONAL BANK ACCOUNTS. Neither the Guarantor, any Borrower, nor any of their respective Subsidiaries shall, directly or indirectly, open, maintain or otherwise have any checking, savings or other accounts at any bank or other financial institution, or any other account where money is or may be deposited or maintained with any Person, other than the Disbursement Account and the accounts set forth on Schedule B, Part 8.12.

        8.13 ADDITIONAL NEGATIVE PLEDGES. Neither the Guarantor, any Borrower, nor any of their respective Subsidiaries shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective, directly or indirectly, (i) any prohibition or restriction (including any agreement to provide equal and ratable security to any other Person in the event a Lien is granted to or for the benefit of the Agent and the Lenders) on the creation or existence of any Lien upon the assets of such Person, other than Permitted Liens; or (ii) any contractual obligation which may restrict or inhibit the Agent's rights or ability to sell or otherwise dispose of the Collateral or any part thereof after the occurrence of an Event of Default.

        8.14 ADDITIONAL SUBSIDIARIES. Neither the Guarantor, any Borrower, nor any of their respective Subsidiaries shall, directly or indirectly, form or acquire any new Subsidiaries.

        8.15 EMPLOYEE BENEFIT PLANS. Neither the Guarantor, any Borrower, nor any of their respective Subsidiaries shall, directly or indirectly, without Agent's advance written consent, adopt any new Employee Benefit Plan or amend an existing Employee Benefit Plan in any manner which will, or could reasonably be expected to, result in a Material Adverse Effect.


                                    ARTICLE 9

                         EVENTS OF DEFAULT AND REMEDIES

        9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an event of default (each an "Event of Default") hereunder:

               (a) FAILURE TO PAY. The Borrowers shall fail to pay (i) any Obligation consisting of a payment of principal when the same shall become payable, or (ii) any other Obligation when due, and such failure shall continue unremedied for three (3) or more Business Days.

               (b) BREACH OF CERTAIN COVENANTS. The Guarantor or any of the Borrowers shall fail to comply with Sections 7.1, 7.2(a), 7.3 or 7.6, or with any covenant contained in Article 8.

               (c) BREACH OF REPRESENTATION OR WARRANTY. Any representation or warranty made or deemed to be made by the Guarantor, the Borrowers or any other Credit Party in this Credit Agreement or in any other Credit Document (and in any statement or certificate given under this Credit Agreement or any other Credit Document) shall be false or misleading in any material respect when made or deemed to be made.

               (d) BREACH OF OTHER COVENANTS. Any Credit Party shall fail to comply with any covenant contained in this Credit Agreement or any other Credit Document, other than as set forth in Section 9.1(b), and such failure shall continue for fifteen (15) days after the earlier to occur of (i) the date such Credit Party knew or should have known of such failure, or (ii) notice thereof from Agent or any Lender.

                (e) DISSOLUTION. The Guarantor or any Borrower shall dissolve, wind up or otherwise cease its business.

                (f) INSOLVENCY EVENT. Any Credit Party shall become the subject of an Insolvency Event.

                (g) CHANGE OF CONTROL. A Change of Control shall occur.

                (h) CROSS DEFAULT. A default or event of default shall occur (and continue beyond any applicable grace period) under any note, agreement or instrument evidencing any other Indebtedness of the Guarantor, any Borrower or any of their respective Subsidiaries, which default or event of default permits the acceleration of its maturity, provided, that the aggregate principal amount of all such Indebtedness for which the default or event of default has occurred exceeds $2,500,000.

                (i) FAILURE OF ENFORCEABILITY OF CREDIT DOCUMENTS; SECURITY. Any covenant, agreement or obligation of any Credit Party contained in or evidenced by any of the Credit Documents shall cease to be enforceable, or shall be determined to be unenforceable, in accordance with its terms; any Credit Party shall deny or disaffirm its obligations under any of the Credit Documents or any Liens granted in connection therewith; or any Liens granted in any of the Collateral shall be determined to be void, voidable, invalid or unperfected, are subordinated or not given the priority contemplated by this Credit Agreement.

                (j) ERISA. (i) any Termination Event shall occur with respect to any Benefit Plan of the Guarantor, any Borrower, any Subsidiary or any ERISA Affiliate, (ii) any Accumulated Funding Deficiency (as defined in
        Section 302 of ERISA), whether or not waived, shall exist with respect to any such Benefit Plan, (iii) any Person shall engage in any Prohibited Transaction involving any such Benefit Plan, (iv) the Guarantor, any Borrower, any Subsidiary or any ERISA Affiliate shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to any such Benefit Plan that is a Multiemployer Plan as a result of such Person's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) therefrom, (v) the Guarantor, any Borrower, any Subsidiary or any ERISA Affiliate shall fail to pay when due an amount that is payable by it to the PBGC or to any such Benefit Plan under Title IV of ERISA, or (vi) a proceeding shall be instituted by a fiduciary of any such Benefit Plan against the Guarantor, any Borrower, any Subsidiary or any ERISA affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, except that no event or condition referred to in clauses (i) through (vi) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not subjected, and in the reasonable determination of the Agent will not subject, the Guarantor, any Borrower or any Subsidiary to any liability that, alone or in the aggregate with all such liabilities for all such Persons, exceeds $2,500,000.

        9.2 ACCELERATION, TERMINATION OF COMMITMENTS AND CASH COLLATERALIZATION. Upon the occurrence and during the continuance of any Event of Default, without prejudice to the rights of the Agent or any Lender to enforce its claims against any Credit Party:

                (a) ACCELERATION. Upon the written request of the Majority Lenders, which request with respect to any Event of Default under
        Section 9.1(a) by reason of the Borrowers' failure to make any payment of any of the Obligations in respect of the Term Loan must include the Majority Term Lenders, and by delivery of written notice to the Borrower Representative from the Agent, all Obligations shall be immediately due and payable (except with respect to any Event of Default set forth in Section 9.1(f), in which case all Obligations shall automatically become immediately due and payable without the necessity of any request of the Majority Lenders or notice or other demand to the Borrowers) without presentment, demand, protest or any other action or obligation of the Agent or any Lender.

                (b) TERMINATION OF REVOLVING COMMITMENTS. Upon the written request of the Majority Revolving Lenders, and by delivery of written notice to the Borrower Representative from the Agent, the Revolving Commitments shall be immediately terminated and, at all times thereafter, all Revolving Loans made by any Revolving Lender pursuant to this Credit Agreement shall be at such Revolving Lender's sole discretion, unless such Event of Default is waived in accordance with
        Section 11.11, in which case the Revolving Commitments shall be automatically reinstated.

                (c) CASH COLLATERALIZATION. On demand of the Agent or the Majority Revolving Lenders, the Borrowers shall immediately deposit with the Agent for each Letter of Credit then outstanding, cash or Cash Equivalents in an amount equal to 110% of the greatest amount drawable thereunder. Such deposit shall be held by the Agent and used to reimburse the Issuing Bank for the amount of each drawing made under such Letters of Credit, as and when each such drawing is made.

        9.2A ACCELERATION OF OBLIGATIONS IN RESPECT OF TERM LOAN. Upon the occurrence and during the continuance of any Event of Default under Section 9.1(a), by reason of the Borrowers' failure to make any payment of any of the Obligations in respect of the Term Loan when the same shall become payable, then, without prejudice to the rights of the Agent or any Term Lender to enforce its claims against the Borrowers, upon the written request of the Majority Term Lenders and by delivery of written notice to the Borrower Representative from the Agent, all Obligations in respect of the Term Loan shall be immediately due and payable without presentment, demand, protest or any other action or obligation of the Agent or any Term Lender.

        9.3 RESCISSION OF ACCELERATION. After acceleration of the maturity of the Obligations, if the Borrowers pay all accrued interest and all principal due (other than by reason of the acceleration) and all Defaults and Events of Default are waived in accordance with Section 11.11, the Majority Lenders (or, in the case of acceleration of the Obligations in respect of the Term Loan pursuant to Section 9.2A, the Majority Term Lenders) may elect in their sole discretion to rescind the acceleration and return to the Borrowers any cash collateral deposited with the Agent pursuant to Section 9.2(c). (This Section is intended only to bind all of the Lenders to a decision of the Majority Revolving Lenders and not to confer any right on the Borrowers, even if the described conditions for the Majority Revolving Lenders' election may be met.)

        9.4 REMEDIES. Upon the occurrence and during the continuance of an Event of Default, upon the written request and at the direction of the Majority Lenders (or, after twenty-five (25) days shall have elapsed following the acceleration of the Obligations in respect of the Term Loan pursuant to Section 9.2A, the Majority Term Lenders), the Agent may exercise any rights and remedies available to it under applicable law (including under the Code) and under the Collateral Documents. The foregoing rights and remedies are not intended to be exhaustive and the full or partial exercise of any right or remedy shall not preclude the full or partial exercise of any other right or remedy available under this Credit Agreement, any other Credit Document, at equity or at law.

        9.5 RIGHT OF SETOFF. In addition to and not in limitation of all rights of offset that any Lender may have under applicable law, upon the occurrence and during the continuance of any Event of Default, and whether or not any Lender has made any demand or the Obligations of any Credit Party have matured, each Lender shall have the right to appropriate and apply to the payment of the Obligations of such Credit Party all deposits and other obligations then or thereafter owing by such Lender to such Credit Party. Each Lender exercising such rights shall notify the Agent thereof and any amount received as a result of the exercise of such rights shall be shared by the Lenders in accordance with
Section 2.5.

        9.6 LICENSE OF USE OF SOFTWARE AND OTHER INTELLECTUAL PROPERTY. Unless expressly prohibited by the licenser thereof, if any, the Agent is hereby granted a license to use all computer software programs, data bases, processes and materials used by the Guarantor and the Borrowers in connection with their businesses or in connection with the Collateral. The Agent agrees not to use any such license except upon the occurrence and during the continuance of an Event of Default without giving the Borrower Representative prior notice.



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        9.7 APPLICATION OF PROCEEDS; SURPLUS; DEFICIENCIES. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights against any Collateral (after deducting all of the Agent's Expenses related thereto) shall be applied by the Agent to the payment of the Obligations, whether due or to become due, in the order set forth in Section 4.12. The Guarantor and the Borrowers shall remain liable to the Agent and the Lenders for any deficiencies, and the Agent and the Lenders in turn agree to remit to the Borrowers or their successors or assigns any surplus resulting therefrom.


                                   ARTICLE 10

                                    THE AGENT

        10.1 APPOINTMENT OF AGENT.

               (a) Each Lender hereby designates BTCC as Agent to act as herein specified. Each Lender hereby irrevocably authorizes, and each holder of any Note, by the acceptance of such Note, shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Credit Documents and any other instruments and agreements referred to herein and therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

               (b) Other than the Borrowers' rights under Section 10.9, the provisions of this Article 10 are for the benefit of the Agent and the Lenders only and none of the Credit Parties or any other Persons shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Credit Agreement and the other Credit Documents, the Agent shall act only for the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party.

        10.2 NATURE OF DUTIES OF AGENT. The Agent has no duties or responsibilities except those expressly set forth in the Credit Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Credit Agreement or any of the other Credit Documents a fiduciary relationship in respect of any Lender or any participant of any Lender;



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and nothing in this Credit Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Credit Agreement or any other Credit Document, except as expressly set forth herein or therein.

        10.3 LACK OF RELIANCE ON AGENT.

               (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of each Credit Party in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each Credit Party, and, except as expressly provided in this Credit Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter.

               (b) The Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Credit Agreement or any of the other Credit Documents or the financial or other condition of any Credit Party. The Agent shall not be required to make any inquiry concerning either the performance or observance of any other terms, provisions or conditions of this Credit Agreement or any of the other Credit Documents, or the financial condition of any Credit Party, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Lender.

        10.4 CERTAIN RIGHTS OF THE AGENT. The Agent shall have the right to request instructions from the Majority Lenders by notice to each of the Lenders. If the Agent shall request instructions from the Majority Lenders with respect to any act or action (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Majority Lenders, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the requisite Lenders required to give such instructions hereunder. The Agent may give any notice required under Article 9 hereof without the consent of any of the Lenders unless otherwise directed by the Majority



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Lenders in writing and will, at the direction of the Majority Lenders, give any such notice required under Article 9.

        10.5 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Agent may consult with legal counsel (including counsel for the Guarantor and the Borrowers with respect to matters concerning any such Person), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        10.6 INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed and indemnified by the Borrowers, each Lender will reimburse and indemnify the Agent, in proportion to its respective Commitment, for and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Credit Agreement; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

        10.7 THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Credit Agreement, the Revolving Loans made by it and the Revolving Notes issued to it and its participation in Letters of Credit issued hereunder, the Agent shall have the same rights and powers hereunder as any other Revolving Lender or holder of a Revolving Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Lenders," "Revolving Lenders," "Majority Revolving Lenders," "Majority Lenders," "holders of Revolving Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Guarantor, the Borrowers or any Affiliate thereof as if it were not performing the duties specified herein, and may accept fees and other consideration from the Guarantor and the Borrowers for services in connection with this Credit Agreement and otherwise without having to account for the same to the Lenders.

        10.8 HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice



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of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

        10.9 SUCCESSOR AGENT.

               (a) The Agent may, upon five (5) Business Days' notice to the Lenders and the Borrower Representative, resign at any time (effective upon the appointment of a successor Agent pursuant to the provisions of this Section 10.9) by giving written notice thereof to the Lenders and the Borrower Representative. Upon any such resignation, the Majority Lenders shall have the right, upon five (5) days' notice and approval by the Borrower Representative (which approval shall not be unreasonably withheld or delayed), to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders and accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then, upon five (5) days' notice and approval by the Borrower Representative (which approval shall not be unreasonably withheld or delayed), the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank or a trust company or other financial institution which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank or trust company or other financial institution which is engaged in the banking business, having a combined capital and surplus of at least $500,000,000.

               (b) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Credit Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under or in connection with this Credit Agreement.



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        10.10 COLLATERAL MATTERS.

               (a) Each Lender authorizes and directs the Agent to enter into the Collateral Documents for the benefit of the Lenders. Each Lender hereby agrees, and each holder of any Revolving Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Majority Lenders in accordance with the provisions of this Credit Agreement or any of the Credit Documents, and the exercise by the Majority Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain the perfection of the Liens upon the Collateral granted pursuant to the Collateral Documents.

               (b) The Lenders hereby authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations at any time arising under or in respect of this Credit Agreement or the Credit Documents or the transactions contemplated hereby or thereby or (ii) if approved, authorized or ratified in writing by the Majority Lenders, unless such release is required to be approved by all of the Lenders pursuant to
        Section 11.11. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10.

               (c) The Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or that the Liens granted to the Agent in or pursuant to any of the Collateral Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Section 10.10 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct. The Agent agrees to conduct or cause to be conducted at least one



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        audit of the Collateral during each year that this Credit Agreement shall remain in effect.

        10.11 ACTIONS WITH RESPECT TO DEFAULTS. In addition to the Agent's right to take actions on its own accord as permitted under this Credit Agreement, the Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Lenders (or by the Majority Term Lenders pursuant to Section 9.2A hereof); provided, that until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Lenders.

        10.12 DELIVERY OF INFORMATION. The Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Agent from the Guarantor, any Borrower, any Subsidiary thereof, the Majority Lenders, any Lender or any other Person under or in connection with this Credit Agreement or any other Credit Document except (i) as specifically provided in this Credit Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Agent at the time of receipt of such request and then only in accordance with such specific request.


                                   ARTICLE 11

                                  MISCELLANEOUS

        11.1 GOVERNING LAW. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS CREDIT AGREEMENT AND THE REVOLVING NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

        11.2 SUBMISSION TO JURISDICTION. ALL DISPUTES AMONG THE GUARANTOR, THE BORROWERS AND THE LENDERS (OR THE AGENT ACTING ON THEIR BEHALF), WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN; PROVIDED, HOWEVER, THAT THE AGENT, ON BEHALF OF THE LENDERS, SHALL HAVE THE



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RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE
GUARANTOR, THE BORROWERS OR THEIR RESPECTIVE PROPERTIES IN ANY LOCATION REASONABLY SELECTED BY THE AGENT IN GOOD FAITH TO ENABLE THE AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE AGENT. THE GUARANTOR AND EACH BORROWER AGREE THAT THEY WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS, SETOFFS OR CROSS-CLAIMS IN ANY PROCEEDING BROUGHT BY THE AGENT. THE GUARANTOR AND EACH BORROWER WAIVE ANY OBJECTION THAT THEY MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE AGENT HAS COMMENCED A PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS.

        11.3 SERVICE OF PROCESS. THE GUARANTOR AND EACH BORROWER HEREBY IRREVOCABLY AGREE THAT SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER REPRESENTATIVE AT ITS ADDRESS SET FORTH IN SECTION 11.7.

        11.4 JURY TRIAL. THE GUARANTOR, EACH BORROWER, THE AGENT AND THE LENDERS EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

        11.5 LIMITATION OF LIABILITY. NEITHER THE AGENT NOR ANY LENDER SHALL HAVE ANY LIABILITY TO THE GUARANTOR OR ANY BORROWER (WHETHER SOUNDING IN TORT, CONTRACT, OR OTHERWISE) FOR LOSSES SUFFERED THEREBY IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO THE TRANSACTIONS OR RELATIONSHIPS CONTEMPLATED BY THIS CREDIT AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OR COURT ORDER BINDING ON THE AGENT OR ANY SUCH LENDER THAT THE LOSSES WERE THE RESULT OF ACTS OR OMISSIONS CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

        11.6 DELAYS. No delay or omission of the Agent or the Lenders to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof.



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        11.7 NOTICES. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, if to the Agent or any of the Lenders, then to BT Commercial Corporation, 233 South Wacker Drive, Chicago, Illinois 60606,
Attention: Credit Department, if to the Borrowers, then to Guarantor at 5 Civic Plaza, Suite 100, Newport Beach, California 92660, Attention: Kevin M. Higgins, or by facsimile transmission, promptly confirmed in writing sent by first class mail, if to the Agent, or any of the Lenders, at (312) 993-8096 and if to the Borrowers at (949) 668-5824. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three Business Days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged.

        11.8 ASSIGNMENTS AND PARTICIPATIONS.

               (a) BORROWER ASSIGNMENT. The Borrowers shall have no right to assign this Credit Agreement, or any rights or obligations hereunder, without the prior written consent of the Agent and the Lenders.

               (b) REVOLVING LENDER ASSIGNMENTS. Each Revolving Lender may assign to one or more banks or other financial institutions all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents, with the consent of the Agent; and upon execution and delivery to the Agent, for its acceptance and recording in the Register, of an agreement in substantially the form of Exhibit H hereto (an "Assignment and Assumption Agreement"), together with surrender of any Revolving Note or Revolving Notes subject to such assignment, the written agreement of such financial institution to be bound by the terms of the Intercreditor Agreement, and a processing and recordation fee of $2,500. No such assignment shall be for less than $10,000,000 of the Commitments unless it is to another Lender or is an assignment of all of such Lender's rights and obligations under this Credit Agreement. (This Section does not apply to branches and Affiliates of a Revolving Lender, it being understood that a Revolving Lender may make, carry or transfer Revolving Loans at or for the account of any of its branch offices or Affiliates without consent of the Borrowers, the Agent or any other Revolving Lender).

               (c) TERM LENDER ASSIGNMENT. Each Term Lender shall have the right to assign its rights and obligations under this Credit Agreement, the Term Notes and the other Credit Documents, in whole or in part, with the prior written consent of the Agent which consent shall not be unreasonably withheld; provided, that after the occurrence of an Insolvency Event with respect to any Borrower, no such consent shall



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        be required for any such assignment. In no event, however, will any such assignment be effective unless the Agent shall have received the written agreement of such assignee of a Term Lender to be bound by the terms of the Intercreditor Agreement.

               (d) AGENT'S REGISTER. The Agent shall maintain a register of the names and addresses of the Lenders, their Commitments, and the principal amount of their Loans (the "Register") at the address specified for the Agent in Section 11.7. The Agent shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Revolving Note or Revolving Notes, the Agent will give prompt notice thereof to the Borrower Representative and deliver to the Borrower Representative a copy of the Assignment and Assumption Agreement and the surrendered Revolving Note or Revolving Notes. Within five Business Days after its receipt of such notice, the Borrowers shall execute and deliver to the Agent a substitute Revolving Note or Revolving Notes to the order of the assignee in the amount of the Commitment or Commitments assumed by it and to the assignor in the amount of the Commitment or Commitments retained by it, if any. Such substitute Revolving Note or Revolving Notes shall re-evidence the Indebtedness outstanding under the surrendered Revolving Note or Revolving Notes and shall be dated as of the Closing Date. The Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Lenders hereunder. The Register shall be available for inspection by the Borrower Representative and the Lenders (or any of them) at any reasonable time and from time to time upon reasonable notice to the Agent.

               (e) LENDER PARTICIPATIONS. Each Lender may sell participations (without the consent of the Agent, the Borrowers or any other Lender) to one or more parties in or to all or a portion of its rights and obligations under this Credit Agreement, the Revolving Notes and the other Credit Documents. Notwithstanding a Lender's sale of a participation interest, its obligations hereunder shall remain unchanged. The Borrowers, the Agent, and the other Lenders shall continue to deal solely and directly with such Lender. No participant shall have rights to approve any amendment or waiver of this Credit Agreement or any of the other Credit Documents except to the extent such amendment or waiver would (i) increase the participant's obligation in respect of the Commitment of the Lender from whom the participant purchased its participation interest; (ii) reduce the principal of, or stated rate or amount of interest on, the Revolving Loans subject to such participation; (iii) postpone any maturity date fixed for final payment of principal of the Revolving Loans subject to the participation interest; and (iv) release any guarantor of the Obligations or all or a substantial portion of the Collateral, other than when otherwise permitted hereunder. Any participant must agree in writing to be bound by the terms of the Intercreditor Agreement.



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        11.9 CONFIDENTIALITY. Each Lender agrees that it will use its reasonable best efforts not to disclose without the prior consent of the Guarantor any information with respect to the Borrowers or any of their Subsidiaries which is furnished pursuant to this Credit Agreement and which is designated by the Guarantor to the Lenders in writing as confidential, provided, that each Lender may disclose any such information (a) to its employees, auditors, or counsel, or to another Lender if the disclosing Lender or such disclosing Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, (b) as has become generally available to the public, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender, (d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (e) in order to comply with any Requirement of Law, and (f) to any such prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Commitments or any interest therein by such Lender.

        11.10 INDEMNIFICATION. Each Borrower hereby indemnifies and agrees to defend and hold harmless the Agent and each of the Lenders and their respective directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from their own gross negligence or willful misconduct) arising out of or by reason of (a) any litigations, investigations, claims or proceedings which arise out of or are in any way related to (i) this Credit Agreement or the transactions contemplated hereby, (ii) the issuance of the Letters of Credit, (iii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit, as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, (iv) any actual or proposed use by any Borrower of the proceeds of the Loans or (v) the Agent's or the Lenders' entering into this Credit Agreement, the other Credit Documents or any other agreements and documents relating hereto, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (b) any remedial or other action taken by any Borrower or any of the Lenders in connection with compliance by any Borrower or any of its Subsidiaries, or any of their respective properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines.

        11.11 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Credit Agreement, any part of Schedule B, or



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any other Credit Document shall be effective unless in writing and signed by the
Majority Lenders (or by the Agent on their behalf), except that:

               (a) the consent of all the Revolving Lenders is required to (i) increase the Revolving Commitments, (ii) reduce the principal of, or interest on, the Revolving Notes, any Letter of Credit reimbursement obligations or any Revolving Fees hereunder (other than Revolving Fees that are exclusively for the account of the Agent), (iii) postpone any date fixed for any payment in respect of principal of, or interest on, the Revolving Notes, any Letter of Credit reimbursement obligations or any Revolving Fees hereunder, (iv) change the percentage of the Revolving Commitments, or any minimum requirement necessary for the Revolving Lenders or the Majority Revolving Lenders to take any action hereunder, or (v) amend or waive this Section 11.11(a), or change the definition of Majority Revolving Lenders;

               (b) the consent of all the Term Lenders is required to:

                        (i)     increase the Term Commitments;

                        (ii) reduce the Term Payments or the principal of, or interest on, the Term Notes;

                        (iii) postpone any date fixed for any payment in respect of the Term Payments or principal of, or interest on, the Term Notes;

                        (iv) change the percentage of the Term Commitments, or any minimum requirement necessary for the Term Lenders to take any action hereunder;

                        (v) amend or waive the provisions of Sections 4.7(b), 9.2A, or 9.4 hereof; or

                        (vi)    amend or waive this Section 11.11(b);

               (c) the consent of all Lenders is required to:

                        (i) amend or waive this Section 11.11(c) or change the definition of Majority Lenders; or

                        (ii) except as otherwise expressly provided in this Credit Agreement, and other than in connection with the financing, refinancing, sale or other disposition of any asset of the Borrowers permitted under this Credit Agreement, release any Liens in favor of the Lenders on any of the Collateral; and

               (d) the consent of the Agent shall be required for any amendment, waiver or consent affecting the rights or duties of the Agent under any Credit Document, in addition to the consent of the Lenders otherwise required by this Section.

        The consent of the Borrowers shall not be required for any amendment, modification or waiver of the provisions of Article 10 (other than Section 10.9). The Borrowers and the Majority Revolving Lenders each hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex I to reflect assignments of the Revolving Commitments, and the Borrowers and the Majority Term Lenders each hereby authorize the Agent to modify this Credit Agreement by unilaterally amending or supplementing Annex II to reflect assignments of the Term Loan. Notwithstanding the foregoing, the Borrowers may amend Schedule B, Parts 6.1, 6.10, and 6.14, without the consent of the Majority Lenders.

        11.12 COUNTERPARTS AND EFFECTIVENESS. This Credit Agreement and any waiver or amendment hereto may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Credit Agreement shall become effective on the date on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 11.7 or, in the case of the Lenders, shall have given to the Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.

        11.13 SEVERABILITY. In case any provision in or obligation under this Credit Agreement or the Notes or the other Credit Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        11.14 MAXIMUM RATE. Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement or in any other Credit Document, the Borrowers, the Agent and the Lenders hereby agree that all agreements among them under this Credit Agreement and the other Credit Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to the Agent or any Lender for the use, forbearance, or detention of the money loaned to the Borrowers and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Credit Agreement or any of the other Credit Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance any Lender should ever receive anything of value deemed interest by applicable law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Borrowers. All sums paid or agreed to be paid to the Agent or any Lender for the use, forbearance, or detention of the Obligations and other Indebtedness of the Borrowers to the Agent or any Lender, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section shall control over every other provision of this Credit Agreement, the other Credit Documents, and all agreements among the Guarantor, the Borrowers, the Agent and the Lenders.

        11.15 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS. This Credit Agreement and the other Credit Documents constitute the entire agreement among the Guarantor, the Borrowers, the Agent and the Lenders, supersede any prior agreements among them, and shall bind and benefit each of such Persons and their respective successors and permitted assigns.

        11.16 RESTATEMENT OF EXISTING CREDIT AGREEMENT. This Credit Agreement amends and restates the existing Credit Agreement and shall not be deemed a novation thereof. Any Obligations outstanding thereunder, including, without limitation, Letter of Credit Obligations, shall continue and be deemed to be outstanding under this Credit Agreement.

                                   ARTICLE 12

                                 CROSS-GUARANTY

        12.1 CROSS-GUARANTY. Each Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Lenders by each other Borrower. Each

Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, and that its obligations under this Section 12 shall be absolute and unconditional, irrespective of, and unaffected by,

               (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Credit Document or any other agreement, document or instrument to which any Borrower is or may become a party;

               (b) the absence of any action to enforce this Agreement (including this Section 12) or any other Credit Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

               (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

               (d) the insolvency of any Credit Party; or

               (e) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor,

it being agreed by each Borrower that its obligations under this Section 12 shall not be discharged until the payment and performance, in full, of the Obligations has occurred. Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

        12.2 WAIVERS BY BORROWERS. Each Borrower expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshall assets or to proceed in respect of the Obligations guaranteed hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Credit Documents and that, but for the provisions of this Section 12 and such waivers, Agent and Lenders would decline to enter into this Agreement.

        12.3 BENEFIT OF GUARANTY. Each Borrower agrees that the provisions of this Section 12 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Credit Documents.

        12.4 SUBORDINATION OF SUBROGATION, ETC. Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, and except as set forth in Section 12.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set-off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Section 12, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this
Section 12.4.

        12.5 ELECTION OF REMEDIES. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Credit Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 12. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation which each Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies which results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower's obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or the Credit Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 12, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

        12.6 LIMITATION. Notwithstanding any provision herein contained to the contrary, each Borrower's liability under this Section 12 (which liability is in any event in addition to amounts for which such Borrower is primarily liable under Section 2) shall be limited to an amount not to exceed as of any date of determination the greater of:

               (a) the net amount of all Loans advanced to any other Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

               (b) the amount which could be claimed by Agent and Lenders from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under Section 12.7.

        12.7 CONTRIBUTION WITH RESPECT TO GUARANTY OBLIGATIONS.

        (a) To the extent that any Borrower shall make a payment under this
Section 12 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a "Guarantor Payment") which, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount which such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower's "Allocable Amount" (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Obligations and termination of the Commitments, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

        (b) As of any date of determination, the "Allocable Amount" of any Borrower shall be equal to the maximum amount of the claim which could then be recovered from such Borrower under this Section 12 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

        (c) This Section 12.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 12.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 12.1. Nothing contained in this Section
12.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Revolving Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

        (d) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrowers to which such contribution and indemnification are owing.

        (e) The rights of the indemnifying Borrowers against other Credit Parties under this Section 12.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

        12.8 LIABILITY CUMULATIVE. The liability of Borrowers under this Section 12 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Credit Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

        IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed and delivered in Chicago, Illinois by their proper and duly authorized officers as of the date first set forth above.


                                        BORROWERS:

                                        IMAGYN MEDICAL TECHNOLOGIES
                                        CALIFORNIA, INC.


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:_____________________________


                                        DACOMED CORPORATION


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:_____________________________


                                        ALLSTATE MEDICAL PRODUCTS,
                                        INC.


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:_____________________________


                                        OSBON MEDICAL SYSTEMS, LTD.


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:_____________________________

                                        MICROSURGE, INC.


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:_____________________________


                                        IMAGYN MEDICAL, INC.


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:_____________________________

                                        GUARANTOR:

                                        By its signature hereon, the undersigned also hereby restates and reaffirms its Guaranty dated as of December 30, 1997 made in favor of Agent for the benefit of the Lenders, which the undersigned delivered in connection with the Existing Credit Agreement, agrees that such Guaranty continues in full force and effect as the valid and binding obligation of the undersigned with respect to the Obligations of the Borrowers under the foregoing Amended and Restated Credit Agreement, and further represents and warrants that the undersigned has no claims or defenses to the enforcement of the rights and remedies of the Agent and Lenders thereunder.

                                        IMAGYN MEDICAL
                                        TECHNOLOGIES, INC.


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:_____________________________


                                        AGENT:


                                        BT COMMERCIAL CORPORATION,
                                        as Agent


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:_____________________________

                                        REVOLVING LENDERS:


                                        BT COMMERCIAL CORPORATION


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:_____________________________


                                        TERM LENDERS:


                                        KENSINGTON INTERNATIONAL
                                        LIMITED

                                        By:    Martley International, Inc.,
                                               Attorney-in-Fact


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:_____________________________


                                        SPRINGFIELD ASSOCIATES, L.L.C.
                                        By:    Elliott Associates, L.P.
                                               Managing Member


                                        By:  ___________________________________
                                             Name: _____________________________
                                             Title:  General Partner

                                     ANNEX I
                                       TO
                              AMENDED AND RESTATED
                                CREDIT AGREEMENT
                           DATED AS OF AUGUST 24, 1998

                           LIST OF REVOLVING LENDERS;
                          REVOLVING COMMITMENT AMOUNTS;
                         AND APPLICABLE LENDING OFFICES


1.      BT COMMERCIAL CORPORATION
        233 South Wacker Drive
        Chicago, Illinois 60606

        COMMITMENT AMOUNT:                         $43,000,000

        DOMESTIC LENDING OFFICE:                   233 South Wacker Drive
                                                   Chicago, Illinois  60606

        LIBOR LENDING OFFICE:                      233 South Wacker Drive
                                                   Chicago, Illinois 60606

                                    ANNEX II


                                       TO

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           DATED AS OF AUGUST 24, 1998

                LIST OF TERM LENDERS; AND TERM COMMITMENT AMOUNTS

KENSINGTON INTERNATIONAL LIMITED
712 Fifth Avenue
New York, New York 10019
Term Commitment Amount                                           $7,250,000


SPRINGFIELD ASSOCIATES, L.L.C.
712 Fifth Avenue
New York, New York 10019

Term Commitment Amount                                           $7,250,000




                                    Total:                       $14,500.00



                                      II-1